                                                                      EXHIBIT 1

                    ACQUISITION AGREEMENT AND PLAN OF MERGER


                                  by and among


                                INTERVOICE, INC.


                   INTERVOICE ACQUISITION SUBSIDIARY III, INC.


                                       and


                            BRITE VOICE SYSTEMS, INC.


                                   dated as of


                                 April 27, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I - THE OFFER AND MERGER..................................................................................2
         Section 1.1       The Offer..............................................................................2
         Section 1.2       The Company Actions....................................................................3
         Section 1.3       Directors..............................................................................5
         Section 1.4       The Merger.............................................................................6
         Section 1.5       Effective Time.........................................................................6
         Section 1.6       Closing................................................................................7
         Section 1.7       Directors and Officers of the Surviving Corporation....................................7
         Section 1.8       Effect of the Merger...................................................................7
         Section 1.9       Subsequent Actions.....................................................................7
         Section 1.10      Stockholders' Meeting..................................................................7
         Section 1.11      Proxy Statement/Registration Statement.................................................8
         Section 1.12      Directors of InterVoice................................................................8

ARTICLE II - CONVERSION OF SECURITIES.............................................................................9
         Section 2.1       Conversion of Capital Stock............................................................9
         Section 2.2       Dissenting Shares.....................................................................10
         Section 2.3       Surrender of All Shares of Common Stock; Stock Transfer Books.........................11
         Section 2.4       The Company Stock Plans...............................................................12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................13
         Section 3.1       Organization; Qualification; Charter and Bylaws.......................................13
         Section 3.2       Capitalization........................................................................15
         Section 3.3       Authorization; Validity of Agreement; Company Action..................................16
         Section 3.4       Consents and Approvals; No Violations.................................................16
         Section 3.5       SEC Reports and Financial Statements..................................................17
         Section 3.6       Absence of Certain Changes............................................................18
         Section 3.7       No Undisclosed Liabilities............................................................18
         Section 3.8       Claims................................................................................18
         Section 3.9       Employee Benefit Plans; ERISA.........................................................19
         Section 3.10      Taxes.................................................................................22
         Section 3.11      Contracts.............................................................................24
         Section 3.12      Real Property and Leased Property.....................................................25
         Section 3.13      Intellectual Property.................................................................26
         Section 3.14      Year 2000 Compliance..................................................................30
         Section 3.15      Labor Matters.........................................................................31
         Section 3.16      Compliance with Laws..................................................................32
         Section 3.17      Environmental Matters.................................................................32
         Section 3.18      Product Liability.....................................................................33
         Section 3.19      Information in Disclosure Documents...................................................33
         Section 3.20      Potential Conflict of Interest........................................................34
         Section 3.21      Insurance.............................................................................34

         Section 3.22      Suppliers and Customers...............................................................34
         Section 3.23      Accounts Receivable; Inventory........................................................35
         Section 3.24      Title and Condition of Properties.....................................................35
         Section 3.25      Illegal Payments......................................................................36
         Section 3.26      Phoenix Acquisition...................................................................36

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER .........................................36
         Section 4.1       Organization; Qualification; Charter and Bylaws.......................................36
         Section 4.2       Capitalization........................................................................37
         Section 4.3       Authorization; Validity of Agreement; Necessary Corporate Action......................39
         Section 4.4       Consents and Approvals; No Violations.................................................39
         Section 4.5       SEC Reports and Financial Statements..................................................40
         Section 4.6       Absence of Certain Changes............................................................40
         Section 4.7       No Undisclosed Liabilities............................................................40
         Section 4.8       Claims................................................................................41
         Section 4.9       Employee Benefit Plans; ERISA.........................................................41
         Section 4.10      Taxes.................................................................................44
         Section 4.11      Contracts.............................................................................46
         Section 4.12      Real Property and Leased Property.....................................................47
         Section 4.13      Intellectual Property.................................................................48
         Section 4.14      Year 2000 Compliance..................................................................52
         Section 4.15      Labor Matters.........................................................................53
         Section 4.16      Compliance with Laws..................................................................53
         Section 4.17      Environmental Matters.................................................................53
         Section 4.18      Product Liability.....................................................................54
         Section 4.19      Information in Disclosure Documents...................................................54
         Section 4.20      Potential Conflict of Interest........................................................55
         Section 4.21      Insurance.............................................................................55
         Section 4.22      Suppliers and Customers...............................................................56
         Section 4.23      Accounts Receivable; Inventory........................................................56
         Section 4.24      Title and Condition of Properties.....................................................56
         Section 4.25      Illegal Payments......................................................................57
         Section 4.26      Financing.............................................................................57
         Section 4.27      Shares Owned by Parent, Purchaser and Affiliates......................................57

ARTICLE V - CONDUCT OF BUSINESS PENDING THE MERGER...............................................................57
         Section 5.1       Acquisition Proposals.................................................................57
         Section 5.2       Interim Operations of the Company.....................................................58
         Section 5.3       No Solicitation and Fiduciary Out.....................................................60

ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................61
         Section 6.1       Additional Agreements.................................................................61
         Section 6.2       Notification of Certain Matters.......................................................62
         Section 6.3       Access; Confidentiality...............................................................62
         Section 6.4       Consents and Approvals................................................................63
         Section 6.5       Brokers or Finders....................................................................63

         Section 6.6       Publicity.............................................................................64
         Section 6.7       Directors' and Officers' Insurance and Indemnification................................64
         Section 6.8       Purchaser Compliance..................................................................65
         Section 6.9       Nasdaq National Market Listing and De-Listing.........................................65
         Section 6.10      Agreement of Affiliates...............................................................65
         Section 6.11      Reasonable Best Efforts...............................................................65
         Section 6.12      No Repurchase of Parent Common Stock..................................................66
         Section 6.13      Company Stock Plan Amendments.........................................................66

ARTICLE VII - CONDITIONS.........................................................................................66
         Section 7.1       Conditions to Each Party's Obligation to Effect the Merger............................66
         Section 7.2       Conditions to Obligations by Parent and the Purchaser to Effect the Merger............67

ARTICLE VIII - TERMINATION.......................................................................................67
         Section 8.1       Termination...........................................................................67
         Section 8.2       Effect of Termination.................................................................68

ARTICLE IX - MISCELLANEOUS.......................................................................................70
         Section 9.1       Amendment and Modification............................................................70
         Section 9.2       Non-survival of Representations and Warranties........................................70
         Section 9.3       Expenses..............................................................................70
         Section 9.4       Notices...............................................................................70
         Section 9.5       Interpretation........................................................................71
         Section 9.6       Counterparts..........................................................................71
         Section 9.7       Entire Agreement; No Third Party Beneficiaries........................................71
         Section 9.8       Severability..........................................................................72
         Section 9.9       Governing Law.........................................................................72
         Section 9.10      Assignment............................................................................72

         Exhibit A - Stockholders' Agreement
         Exhibit B - Affiliate Letter

                             Index of Defined Terms

Defined Term                                                                                            Section No.
------------                                                                                            -----------
1984 Plan.......................................................................................................2.4
1994 Plan.......................................................................................................2.4
Acquisition Proposal............................................................................................5.1
Acquisition Proposal Interest...................................................................................5.1
Affiliate Agreement............................................................................................6.10
Affiliate Letter...............................................................................................6.10
Agreement..................................................................................................Recitals
Appointment Date................................................................................................5.2
Articles of Incorporation.......................................................................................1.4
Audit.......................................................................................................3.10(b)
Average Trading Price.....................................................................................2.1(b)(1)
Bank...........................................................................................................4.26
By-Laws......................................................................................................1.2(a)
Cash Amount...............................................................................................2.1(b)(2)
Cash Share Number.........................................................................................2.1(b)(1)
Certificates.................................................................................................2.3(b)
Claims ........................................................................................................ 3.8
Closing.........................................................................................................1.6
Closing Date....................................................................................................1.6
Code....................................................................................................3.9(b)(vii)
Commitment Letter..............................................................................................4.26
Common Stock...............................................................................................Recitals
Company....................................................................................................Recitals
Company Agreements..............................................................................................3.4
Company Balance Sheet.......................................................................................3.23(a)
Company's Board of Directors...............................................................................Recitals
Company Disclosure Schedules............................................................................Article III
Company Material Adverse Effect..............................................................................3.1(a)
Company SEC Documents...........................................................................................3.5
Company Stock Plans.............................................................................................2.4
Company Year 2000 Representations...........................................................................3.14(b)
Computer Software...........................................................................................3.13(b)
Confidentiality Agreement....................................................................................5.3(b)
D&O Insurance................................................................................................6.7(b)
Date-Sensitive Data.........................................................................................3.14(c)
Date-Sensitive System.......................................................................................3.14(d)
Debt Financing.................................................................................................4.26
Director Plan...................................................................................................2.4
Dissenting Shares............................................................................................2.1(b)
Dissenting Stockholders......................................................................................2.1(b)
Effective Time..................................................................................................1.5
Encumbrances.................................................................................................3.2(b)

Environmental Claim.........................................................................................3.17(c)
Environmental Laws..........................................................................................3.17(a)
ERISA Affiliate..............................................................................................3.9(a)
ERISA Plans..................................................................................................3.9(a)
ESPP............................................................................................................2.4
Exchange Act.................................................................................................1.1(a)
Exchange Agent...............................................................................................2.3(a)
Excluded Shares..............................................................................................2.1(b)
Exercise/No Dissenters Presumption...........................................................................2.1(b)
Financial Statements............................................................................................3.5
GAAP............................................................................................................3.5
Governmental Entity.............................................................................................3.4
HSR Act.........................................................................................................3.4
Indebtedness.................................................................................................3.2(d)
Indemnified Party............................................................................................6.7(a)
Independent Directors........................................................................................1.3(c)
Intellectual Property.......................................................................................3.13(d)
KGCC.......................................................................................................Recitals
Lanham Act..................................................................................................3.13(n)
Licensed Product Software...................................................................................3.13(d)
Lower Collar.................................................................................................2.1(b)
Major Stockholders.........................................................................................Recitals
Materials of Environmental Concern..........................................................................3.17(a)
Merger..........................................................................................................1.4
Merger Consideration.........................................................................................2.1(b)
Minimum Condition............................................................................................1.1(a)
NGCL.......................................................................................................Recitals
Offer......................................................................................................Recitals
Offer Documents..............................................................................................1.1(c)
Offer Price................................................................................................Recitals
Offer to Purchase............................................................................................1.1(a)
Other Products..............................................................................................3.14(b)
Parent.....................................................................................................Recitals
Parent Agreements...............................................................................................4.4
Parent Balance Sheet .......................................................................................4.23(a)
Parent Claims...................................................................................................4.8
Parent Common Stock.......................................................................................2.1(b)(1)
Parent Computer Software....................................................................................4.13(b)
Parent Disclosure Schedules..............................................................................Article IV
Parent ERISA Affiliate ......................................................................................4.9(a)
Parent ERISA Plans ..........................................................................................4.9(a)
Parent Financial Statements.....................................................................................4.5
Parent Intellectual Property ...............................................................................4.13(d)
Parent Licensed Product Software ...........................................................................4.13(d)
Parent Material Adverse Effect...............................................................................4.1(a)
Parent Other Products ......................................................................................4.14(b)

Parent Plans.................................................................................................4.9(a)
Parent Preferred Stock ..................................................................................... 4.2(a)
Parent Product Software ....................................................................................4.13(c)
Parent Real Property........................................................................................4.12(a)
Parent SEC Documents ...........................................................................................4.5
Parent SPD ..............................................................................................4.9(b)(vi)
Parent Stock Plans...........................................................................................4.2(a)
Parent Voting Debt...........................................................................................4.2(a)
Parent Work For Hire Agreements ............................................................................4.13(g)
Parent Year 2000 Representations ...........................................................................4.14(b)
Payment Fund.................................................................................................2.3(a)
PBGC.........................................................................................................3.9(c)
Person..........................................................................................................9.5
Plans........................................................................................................3.9(a)
Preferred Stock .............................................................................................3.2(a)
Product Software............................................................................................3.13(c)
Proxy Statement.............................................................................................1.11(a)
PTSOP ..........................................................................................................2.4
Purchaser..................................................................................................Recitals
Purchaser Common Stock..........................................................................................2.1
Real Property...............................................................................................3.12(a)
Registration Statement .....................................................................................1.11(a)
Rights.........................................................................................................1.11
Schedule 14D-l...............................................................................................1.1(c)
Schedule 14D-9...............................................................................................1.2(b)
SEC..........................................................................................................1.1(c)
Secretaries of State............................................................................................1.5
Securities Act..............................................................................................1.11(a)
Shares.....................................................................................................Recitals
Software Acquisition Agreements.............................................................................3.13(g)
SPD......................................................................................................3.9(b)(iv)
Special Meeting.............................................................................................1.10(a)
Spread ......................................................................................................2.4(i)
Stockholders' Agreement....................................................................................Recitals
Subsidiary...................................................................................................3.1(a)
Superior Proposal............................................................................................5.3(b)
Surviving Corporation...........................................................................................1.4
Tax Authority ..............................................................................................3.10(b)
Tax or Taxes................................................................................................3.10(b)
Tax Returns.................................................................................................3.10(b)
Termination Fee..............................................................................................8.2(e)
Transactions.................................................................................................1.2(a)
Voting Debt..................................................................................................3.2(a)
WARN Act....................................................................................................3.15(b)
Warrant.........................................................................................................2.5
Work For Hire Agreements....................................................................................3.13(g)
Year 2000 Compliant.........................................................................................3.14(e)

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

         THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 27, 1999, is made by and among InterVoice, Inc., a Texas corporation ("Parent"), InterVoice Acquisition Subsidiary III Inc., a Nevada corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Brite Voice Systems, Inc., a Kansas corporation (the "Company").

         WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire 9,158,155 shares of the issued and outstanding common stock, no par value per share (the "Shares" or "Common Stock"), of the Company, for Thirteen and 40/100s Dollars ($13.40) per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price");

         WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, the Purchaser and the Company have each approved the Merger (as hereinafter defined) following the Offer in accordance with the Kansas General Corporation Code (the "KGCC") and the Nevada General Corporation Law (the "NGCL") and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company (the "Company's Board of Directors") has determined that the consideration to be paid for each Share in the Offer and in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, Stanley G. Brannan, Sue Brannan, Glenn A. Etherington, Leon A. Ferber, John F. Kelsey, III, Alan C. Maltz, Scott A. Maltz, Ray S. Naeini and Donald R. Walsh (the "Major Stockholders") concurrently herewith are entering into a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of the date hereof, with Parent and the Purchaser, in the form attached hereto as Exhibit A, pursuant to which the Major Stockholders have agreed, among other things, to tender any Shares held by each such Major Stockholder in the Offer, to agree to the cancellation of any stock options each such Major Stockholder holds on the date hereof and receive the Spread (as hereinafter defined) per Share in payment therefor, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein; and

         WHEREAS, the Company, Parent and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

         Section 1.1       The Offer.


         (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I shall have occurred and be existing, as promptly as practicable (but in no event later than five (5) business days after the public announcement of the execution of this Agreement), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the Offer Price and, subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, 9,158,155 Shares (including Shares owned by Parent, the Purchaser or any affiliates thereof) (the "Minimum Condition") and to the other conditions set forth in Annex I hereto, shall use its best efforts to consummate the Offer in accordance with its terms. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject to the Minimum Condition and the other conditions set forth in Annex I hereto and reflecting, where appropriate, the other terms set forth in this Agreement. The Purchaser shall not amend or waive the Minimum Condition (other than, at Purchaser's option, to lower the Minimum Condition to a majority of the issued and outstanding Common Stock on a fully diluted basis) and shall not decrease, or change the form of, the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares or impose any condition to the consummation of the Offer beyond the Minimum Condition and the conditions set forth in Annex I hereto without the written consent of the Company; provided, however, that if on the initial scheduled expiration date of the Offer, which shall be twenty-one (21) business days after the date the Offer is commenced, all conditions to the Offer will not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date and; provided further, however, that if on the initial scheduled expiration date of the Offer any conditions to the Offer that are reasonably capable of being satisfied within ten (10) business days, including the Minimum Condition, will not have been satisfied or waived, the Purchaser shall extend the expiration date for a minimum of ten (10) business days. In no event shall the Purchaser be obligated to extend the Offer beyond June 30, 1999. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law.


         (b) If more than 9,158,155 Shares are validly tendered prior to the expiration date, as may be extended pursuant to Section 1.1(a), and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) the Shares purchased in the Offer on a pro rata basis, with adjustments to avoid purchases of fractional shares of Common Stock, based on the number of Shares validly tendered prior to the expiration date and not withdrawn by each tendering stockholder. Subject to the terms of this Agreement, the Purchaser reserves the right (but shall not be obligated) to accept for payment more than 9,158,155 Shares pursuant to the Offer.

         (c) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents. The information supplied by the Company expressly for inclusion in the Offer Documents and by Parent or the Purchaser expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (d) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Purchaser further will take all steps necessary to cause the Schedule 14D-1 or the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review the initial Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel with any comments or other communications, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

         Section 1.2       The Company Actions.

         (a) The Company hereby approves of and consents to the Offer and represents that the Company's Board of Directors, at a meeting duly called and held prior to the execution hereof (i) has unanimously determined that each of this Agreement, the Offer and the Merger (as hereinafter defined) are fair to and in the best interests of the stockholders of the Company, (ii) has duly and unanimously approved this Agreement, the Stockholder Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the

"Transactions"), and such approval constitutes approval of the Offer, this Agreement, the Stockholder Agreement, and the transactions contemplated hereby and thereby, including the Merger, for purposes of Section 17-12,101 of the KGCC, such that Section 17-12,101 of the KGCC will not apply to the transactions contemplated hereby or thereby, (iii) has unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger, and (iv) has unanimously resolved to amend the By-laws of the Company (the "By-Laws") to ensure that the provisions of Sections 17-1286 through 17-1298 of the KGCC do not apply to the Company, the rights of its stockholders and the Transactions contemplated by this Agreement.

         (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments or supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.3(c) hereof, contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the stockholders of the Company. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

         (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of Shares, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, but not limited to, updated mailing labels, security position listings and available listings or computer files containing the names and addresses of all recordholders of Shares, or any of such other information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares).

         Section 1.3       Directors.

         (a) Promptly upon the purchase of and payment for any Shares by the Purchaser pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall, subject to meeting the Minimum Condition, be entitled to designate such number of directors, rounded down to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares that the Purchaser or any affiliate of the Purchaser owns beneficially bears to the total number of shares of Common Stock then issued and outstanding. In furtherance thereof, the Company shall, within twenty-four (24) hours of written request of Parent, either increase the size of its Board of Directors or use its best efforts to secure the resignations of such number of its incumbent directors, or both as is directed by Parent to enable Parent's designees to be elected to the Company's Board of Directors and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded down to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body), of each Subsidiary (as hereinafter defined) of the Company (to the extent such action is feasible and reasonable), and (iii) each committee (or similar body) of each such board (to the extent such action is feasible and reasonable).

         (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, and shall include in the
Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 1.3(a) hereof. Parent or the Purchaser shall supply the Company such information with respect to either of them and their nominees, officers, directors and affiliates as is required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which Parent, the Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

         (c) In the event that Parent's designees are elected to the Company's Board of Directors subject to the other terms of this Agreement and until the Effective Time (as hereinafter defined), the Company's Board of Directors shall have at least one (1) director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one (1) or more of such directors, the "Independent Directors"); provided that, in such event, if the number of Independent Directors shall be reduced below two (2) for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall be deemed an Independent Director for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate one (1) person to fill one (1) of the vacancies who shall not be a stockholder, affiliate or associate of Parent or the Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement on behalf of the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of the Purchaser's obligations hereunder, (d) amend the Company's Articles of Incorporation (as hereinafter defined) or By-Laws, or (e) take any other action by the Company's Board of Directors under or in connection with this Agreement.

         Section 1.4 The Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Kansas, and (c) the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) Article III of the Articles of Incorporation of the Company (the "Articles of Incorporation"), shall be amended in its entirety to read as follows:

                                  "ARTICLE III

                                  Capital Stock

                  The aggregate number of shares which the corporation shall have authority to issue is twenty-five thousand (25,000), no par value per share, to be designated "Common Stock"."

As so amended, the Articles of Incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation and (y) the By-Laws, as in effect immediately prior to the Effective Time (as hereinafter defined), shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, by such Articles of Incorporation or by such By-Laws.

         Section 1.5 Effective Time. Parent, the Purchaser and the Company shall cause (i) a Certificate of Merger the content of which shall comply with the KGCC and (ii) Articles of Merger or Exchange, the content of which shall comply with the NGCL, each to be executed and filed on the Closing Date (as hereinafter defined) (or on such other date as Parent and the Company may agree) with each of the Secretary of State of Kansas and the Secretary of State of Nevada (the "Secretaries of State"), as the case may be, in such form as required by, and executed in accordance with, the relevant provisions of the KGCC and the NGCL. The Merger shall become effective on the date on which the Certificate of Merger and the Articles of Merger or Exchange are duly filed with the Secretaries of State or such time as is agreed upon by the parties and specified in the Certificate of Merger and the Articles of Merger or Exchange, and such time is hereinafter referred to as the "Effective Time."

         Section 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto.

         Section 1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-Laws. If, at the Effective Time, a vacancy shall exist on the Company's Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         Section 1.8 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the KGCC and the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation including, without limitation, the Debt Financing (as hereinafter defined) referred to in Annex I and Section 4.26.

         Section 1.9 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.10 Stockholders' Meeting.

         (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of the Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement. Subject to its fiduciary obligations, the Company's Board of Directors shall recommend such approval, and the Company shall take all lawful action to solicit such approval. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

         Section 1.11  Proxy Statement/Registration Statement.

         (a) As promptly as practicable after the date hereof, the Company and Parent shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, a proxy statement/prospectus (the "Proxy Statement") with respect to the Special Meeting, including a registration statement, together with all amendments and supplements thereto, if any (the "Registration Statement"), on an appropriate form for the purpose of registering under the Securities Act the offering, sale, and delivery of Parent Common Stock (as hereinafter defined), together with preferred share purchase rights issuable pursuant to Parent's Amended and Restated Rights Agreement dated as of December 12, 1994 (the "Rights"), to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof. Parent or the Company, as the case may be, shall notify the other promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement or the Registration Statement by the SEC, and each shall supply the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement or the Registration Statement. Parent or the Company, as the case may be, after consultation with and the consent of the other, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement or the Registration Statement. The Company shall obtain the approval of Parent, and Parent shall obtain the approval of the Company, before making any filings with the SEC pertaining to the Proxy Statement or the Registration Statement or any matter pertaining to this Agreement.

         (b) Parent, the Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Proxy Statement or the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and Parent and the Company further agree to take all steps necessary to cause the Proxy Statement or the Registration Statement as so corrected to be filed with the SEC and to be disseminated promptly to holders of shares of Company Stock, in each case as and to the extent required by applicable law. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action.

         (c) As promptly as practicable after the Registration Statement has been declared effective by the SEC, the Company shall mail the Proxy Statement to its stockholders as of the record date for the Special Meeting.

         Section 1.12 Directors of InterVoice. Promptly following the Effective Time, Parent will cause its Board of Directors to fill one (1) vacant position on its Board of Directors with Stanley G. Brannan.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, no par value per share, of the Purchaser ("Purchaser Common Stock"):

         (a) Each share of Purchaser Common Stock issued and outstanding immediately before the Effective Time shall be converted into, and shall thereafter represent, one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

         (b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Shares purchased in the Offer or otherwise owned by Parent, the Purchaser or any other direct or indirect Subsidiary (as hereinafter defined) of Parent, (ii) Shares that are owned by the Company or any direct or indirect Subsidiary of the Company and in each case not held on behalf of third parties, or (iii) Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 17-6712 of the KGCC (collectively, the "Excluded Shares")) shall be converted into the right to receive the merger consideration (the "Merger Consideration") calculated under either method (1) or method (2), as applicable:

         (1) If the Purchaser purchases 9,158,155 Shares in the Offer (the "Cash Share Number") or, in the sole discretion of Purchaser, more than the Cash Share Number, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive that number of fully paid and nonassessable shares of common stock, no par value per share, of Parent (the "Parent Common Stock") equal to the quotient of (x) the Offer Price divided by (y) the average of the per share closing price of the Parent Common Stock on the Nasdaq National Market for the twenty-five (25) trading days immediately preceding the Effective Time (the "Average Trading Price"), provided that, for purposes of this Agreement, the Average Trading Price shall be at least equal to the Lower Collar (as hereinafter defined) and shall not exceed $14.00 per share; or

         (2) If the Purchaser lowers the Minimum Condition as provided in
         Section 1.1(a) and the number of Shares purchased in the Offer is less than the Cash Share Number, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive (a) an amount in cash equal to the quotient of (w) the difference between (i) the product of the Offer Price multiplied by the Cash Share Number and
         (ii) the aggregate purchase price payable pursuant to this Agreement for the number of Shares actually purchased in the Offer, divided by
         (x) a number of shares equal to (A) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (B) less the Excluded Shares (C) plus the Dissenting Shares (such quotient referred to as the "Cash Amount"), plus (b) that number of shares of Parent Common Stock equal to the quotient of (y) the difference between the Offer Price and the Cash Amount, divided by (z) the Average Trading Price.

         For purposes of this Section 2.1(b), the "Lower Collar" is $8.00, provided, however, if a Lower Collar of $8.00 would result in the issuance of more than 5,719,877 shares of Parent Common Stock in the Merger (assuming for purposes of this calculation that all outstanding stock options under the Company Stock Plans (as hereinafter defined) that shall not have been cancelled or repurchased by the Company pursuant to Section 2.4 hereof at or prior to the completion of the Offer are exercised in full immediately prior to the Effective Time and that there are no Dissenting Shares (the "Exercise/No Dissenters Presumption")), the Lower Collar shall be an amount per share equal to the product of (i) $8.00 multiplied by (ii) a fraction of which (A) the numerator is the total number of shares of Parent Common Stock that would be issued in the Merger if the Lower Collar were $8.00, assuming the Exercise/No Dissenters Presumption, and (B) the denominator is 5,719,877.

         All calculations under this Section 2.1 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Parent Common Stock.

         (c) All shares of Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be canceled and retired and shall cease to exist (in the case of Excluded Shares other than Dissenting Shares, without the payment of any consideration therefor), and each certificate formerly representing any of such Shares, other than Excluded Shares, shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to Section 2.3(e) hereof, without interest, upon the surrender of such certificate in accordance with Section 2.3(b) hereof.

         (d) The number of shares of Parent Common Stock to be delivered in the Merger, as determined pursuant to Section 2.1(b) hereof, shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

         Section 2.2       Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 17-6712 of the KGCC, and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal, shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1 hereof, but the holder thereof shall be entitled to only such rights as are granted by the KGCC.

         (b) Notwithstanding the provisions of Section 2.2(a) above, if any holder of Shares who demands appraisal of such holder's Shares under the KGCC effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to
Section 2.3(e) hereof, without interest, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3 hereof and such Shares shall not constitute Excluded Shares.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the KGCC and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the KGCC. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         Section 2.3 Surrender of All Shares of Common Stock; Stock Transfer Books.

         (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent"). Parent shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares (other than the Excluded Shares), certificates representing Parent Common Stock and (if applicable) cash comprising the aggregate Merger Consideration pursuant to Section 2.1(b) hereof (the "Payment Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments or deliveries referred to in this Section 2.3(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as expressly provided in this Agreement.

         (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to
Section 2.1(b) hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected and that the risk of loss of and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for (A) certificates representing shares of Parent Common Stock comprising the Merger Consideration , (B) if applicable, cash comprising the Merger Consideration and (C) cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 2.1(b) hereof, and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash comprising the Merger Consideration, plus (B) any cash in lieu of fractional shares, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, in form and substance reasonably satisfactory to Parent and the Exchange Agent. If any check or any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Parent and the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.3, each Certificate (other than certificates for Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration.

         (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any class of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

         (d) Promptly following the date that is one (1) year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Payment Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company, Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this
Section 2.3(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the Average Trading Price.

         Section 2.4       The Company Stock Plans.

         Schedule 2.4 of the Company Disclosure Schedules (as hereinafter defined) sets forth the number of optionees and the number of shares of Common Stock covered by outstanding options for each of the 1984 Incentive Stock Option Plan (the "1984 Plan"), the 1990 Non-Employee Director Stock Option Plan (the "Director Plan"), the 1994 Stock Option Plan (the "1994 Plan"), and the Perception Technology Corporation Stock Option Plan (the "PTSOP"), which collectively constitute all of the plans of the Company under which any stock options are outstanding (collectively, the "Company Stock Plans"). The Company will take, or cause to be taken, the following actions with respect to the Company Stock Plans and the Employee Stock Purchase Plan (the "ESPP"):

                  (i) Promptly upon commencement of the Offer, the Company will use its best efforts to enter into agreements with optionees to cancel, prior to the completion of the Offer, all outstanding stock options under the Company Stock Plans, whether or not then exercisable and whether or not "in the money" or "underwater." Except as otherwise provided in the Stockholders' Agreement, in consideration for the cancellation of the outstanding "in the money" stock options pursuant to this Section 2.4, the Company shall pay to the holders of such stock options an amount, in cash, equal to the product of (A) the difference between the Offer Price and the per share exercise price of such stock options multiplied by (B) the number of shares of Common Stock covered by such stock options (the "Spread"), and with respect to all outstanding "underwater" options, if any, to be canceled pursuant to this Section 2.4, the Company shall pay, in cash, such amounts as the Parent and the Company mutually agree to be appropriate.

                  (ii) The payments for outstanding stock options under the 1984 Plan, the Director Plan, the 1994 Plan and the PTSOP will be (i) made by the Company subject to the Purchaser having completed the Offer and
         (ii) paid at or prior to the completion of the Offer.

                  (iii) Effective upon completion of the Offer (but in any event prior to June 30, 1999 unless the Offer is extended past such date), the Company will terminate the ESPP and refund in cash to participants their respective account balances.

         Section 2.5 Repurchase of Warrant. The Company has entered into a binding agreement with AT&T Corp. pursuant to which the Company will repurchase and cancel for $7,500,000 in cash, subject to and promptly after consummation of the Offer, the Common Stock Purchase Warrant dated December 12, 1997 and related Warrant Purchase Agreement of even date therewith (collectively, the "Warrant") issued by the Company to AT&T Corp.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the schedules delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedules") setting forth, among other things, specific exceptions to the Company's representations and warranties set forth herein, the Company represents and warrants to Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedules is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

         Section 3.1 Organization; Qualification; Charter and Bylaws.

         (a) The Company and each of its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, a "Company Material Adverse Effect" means any event, change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that is or would be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), financial condition or results of operations or prospects of the Company or its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate any of the Transactions or to perform its obligations under this Agreement, but such definition shall not include (A) any material adverse change due to the transactions contemplated by this Agreement,
(B) any material adverse change in the Company's established industry as a whole, or (C) a material adverse change in the general economic conditions of the United States of America. The exception of clause (A), (B) and (C) from the definition of Company Material Adverse Effect shall not otherwise affect the conditions set forth in Annex I or Article VII hereof. Set forth in Schedule 3.1(a) of the Company Disclosure Schedules is a complete list of the Company's Subsidiaries, including the respective jurisdictions in which such Subsidiaries are organized and the Company's ownership of each.

         (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Schedule 3.1(b) of the Company Disclosure Schedules, the Company does not own
(i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent (5%) of the outstanding equity of such entity on the date hereof.

         (c) The Company has made available to Parent accurate and complete copies of (i) the Articles and/or Certificates of Incorporation and By-Laws of the Company and each of its Subsidiaries (certified by the respective Secretaries of State of the Company's, and each of its Subsidiaries' jurisdiction of incorporation and the secretary or an assistant secretary of the Company, and each of its Subsidiaries, respectively) as currently in effect,
(ii) the stock records of the Company, and each of its Subsidiaries and (iii)
(A) the minutes of all meetings of the Company's, and its United Kingdom Subsidiary's, Boards of Directors, any committees of such Boards, and the Company's, and its United Kingdom Subsidiary's, shareholders (and all consents in lieu of such meetings, each for the past five (5) years and (B) the minutes of all meetings of the remaining Subsidiaries' Boards of Directors, and committees of such Boards, and each of such Subsidiaries' shareholders (and all consents in lieu of such meetings) each for the past two (2) years. Such records, minutes, and consents accurately reflect the stock ownership of the Company, and each of its Subsidiaries and all actions taken by the Company at such meetings, and each of its Subsidiaries' Boards, any committees of such Boards, and the Company's, and each of its Subsidiaries', shareholders. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Articles of Incorporation or By-Laws, except where such violation would not result in a Company Material Adverse Effect.

         Section 3.2       Capitalization.

         (a) The authorized capital stock of the Company consists of 30,000,000 Shares, and 10,000,000 of preferred stock, no par value per share (the "Preferred Stock"). As of the date hereof, (i) 12,271,928 Shares are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding),
(iii) no Shares are issued and held in the treasury of the Company, and (iv) a total of 3,783,451 Shares are reserved for issuance pursuant to the 1984 Plan, the Directors Plan, the 1994 Plan, the PTSOP, the ESPP and the Warrant. Schedule 3.2(a)(i) of the Company Disclosure Schedules sets forth the number of shares of Common Stock reserved for future issuance or purchase pursuant to each of the 1984 Plan, the Directors Plan, the 1994 Plan, the PTSOP, the ESPP and the Warrant. Schedule 3.2(a)(ii) of the Company Disclosure Schedules sets forth the number of shares subject to each outstanding option, and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as disclosed in this
Section 3.2 or as set forth in Schedule 3.2(a)(ii) of the Company Disclosure Schedules, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. The Company has no obligation to grant any options in the future other than pursuant to the Company Stock Plans.

         (b) Except as set forth in Schedule 3.2(b) of the Company Disclosure Schedules, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, transfer restrictions or other encumbrances and restrictions of any nature whatsoever ("Encumbrances"), except for those directors' qualifying shares of capital stock of such Subsidiaries not material in amount and subject to repurchase or cancellation arrangements.

         (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

         (d) Other than as set forth on Schedule 3.2(d) of the Company Disclosure Schedules or the Company's Financial Statements (as hereinafter defined), there is no outstanding Indebtedness (as hereinafter defined) of the Company or any of its Subsidiaries. Except as identified in Schedule 3.2(d) of the Company Disclosure Schedules, no Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness (including the Debt Financing) by the Company or its Subsidiaries, respectively, (iii) the ability of the Company or its Subsidiaries to grant any liens on their properties or assets, or
(iv) the ability of the Company to enter into this Agreement or to consummate the Merger. For purposes of this Agreement, "Indebtedness" shall include (v) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (w) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (x) all obligations under financing leases, (y) all liabilities secured by any lien on any property and (z) all guarantee obligations.

         (e) Except as set forth in Schedule 3.2(e) of the Company Disclosure Schedules, since January 1, 1995, the Company has not entered into any material agreement involving the acquisition, sale or disposition of any class of capital stock or assets of the Company or any of its Subsidiaries, by merger or otherwise; and except as disclosed on Schedule 3.2(e) of the Company Disclosure Schedules, to the best of knowledge of the Company, none of the Company or any of its Subsidiaries is in breach of, or subject to a claim of default under, any such agreements listed on such Schedule.

         Section 3.3       Authorization; Validity of Agreement; Company Action.

          The Company has full corporate power and corporate authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.10 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the Transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 3.4 Consents and Approvals; No Violations. Except as set forth in Schedule 3.4 of the Company Disclosure Schedules and for such filings, permits, authorizations, consents and approvals as are contemplated by this Agreement or may be required under, and other applicable requirements of, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-Laws or similar organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws and the KGCC, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 3.4 of the Company Disclosure Schedules sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

         Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

         Section 3.6 Absence of Certain Changes. Except as set forth in Schedule
3.6 of the Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From December 31, 1998 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its Subsidiaries or (iii) any change in accounting principles or methods, except insofar as may be required by a change in GAAP. Since December 31, 1998 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof that would have a Company Material Adverse Effect.

         Section 3.7 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1998, (ii) created pursuant to the terms of this Agreement or (iii) as disclosed in Schedule 3.7 of the Company Disclosure Schedules or (iv) as disclosed in
Schedule 3.8(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries, to the best of its knowledge, has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a Company Material Adverse Effect and would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998. Schedule 3.7 of the Company Disclosure Schedules sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other Transactions contemplated hereby or thereby. For purposes of this Agreement, "to the best of its knowledge" (or similar reference to the subject entity's knowledge) means the knowledge of or receipt of notice (oral or written) by any of the executive officers (who have worked on the Transactions) or directors of the entity in question, as such knowledge has been obtained in the normal conduct of the business of the entity in question or in connection with the schedules to this Agreement and the furnishing of information to the other party or parties, as applicable, to the Transactions as contemplated by this Agreement after having made a reasonable investigation and due inquiry of the accuracy of the representations and warranties made by such entity in question, to the extent feasible given confidentiality considerations, in this Agreement or in any document, certificate or other writing furnished by such entity pursuant hereto or in connection herewith.

         Section 3.8 Claims. Except as set forth on Schedule 3.8(a) of the Company Disclosure Schedules or in the Company SEC Documents, as of the date hereof, there is no suit, written claim, written demand, action, proceeding, including, without limitation, any arbitration proceeding or alternative dispute resolution proceeding, or to the best knowledge of the Company, investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries (collectively, "Claims"), that would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.8(b) of the Company Disclosure Schedules or in the Company SEC Documents, there is no Claim or Claims that, either individually or in the aggregate, if adversely determined, would have a Company Material Adverse Effect.

         Section 3.9       Employee Benefit Plans; ERISA.

         (a) Schedule 3.9(a) of the Company Disclosure Schedules contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Schedule 3.9(a) of the Company Disclosure Schedules identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as required by applicable law, none of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

         (b) With respect to each of the Plans, the Company has heretofore delivered to the Purchaser true and complete copies of each of the following documents, as applicable:

                  (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

                  (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement for which such a report was required to be filed;

                  (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

                  (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                  (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                  (vi) all contracts relating to the Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                  (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six (6) years.

         (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

         (e) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such ERISA Plan, as determined by the ERISA Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such ERISA Plan, did not, as of its latest valuation date, exceed then current value of the assets of such Plan allocable to such accumulated benefit obligations.

         (f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to best knowledge of the Company, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975(a) or (b), 4976 or 4980B of the Code.

         (g) All contributions and premiums that the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under
Section 412 (n) of the Code or Section 302 (f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

         (h) With respect to any ERISA Plan that is a "multi-employer plan," as such term is defined in Section 3 (37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multi-employer plan on the date hereof, would be zero.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

         (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. the Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

         (k) Each of the ERISA Plans that is intended to qualify under Section 501(c)(9) of the Code is so qualified and meets the requirements of Section 505(c) of the Code and the regulations thereunder.

         (l) Except as set forth in Schedule 3.9(l) of the Company Disclosure Schedules, no amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

         (m) Except as set forth in Schedule 3.9(m) of the Company Disclosure Schedules, no Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

         (n) Except as set forth in Schedule 3.9(n) of the Company Disclosure Schedules and as provided in Section 2.4 hereof, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

         (o) There are no pending or, to the best knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

         (p) Except as set forth in Schedule 3.9(p) of the Company Disclosure Schedules, no Plan is currently under examination by, and there are no issues related to the Plans currently pending before, the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or any court.

         (q) There are no material liabilities under any foreign laws with respect to the Plans.

         Section 3.10      Taxes.

         (a)      Except as set forth in Schedule 3.10 of the Company Disclosure
Schedules:

                  (i) the Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof (except where the failure to file a Tax Return would not have a material adverse effect on the entity failing to file such Tax Return), and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods (or portions thereof) ending on or prior to the date hereof;

                  (ii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

                  (iii) within the past three (3) years, neither the Company nor any of its Subsidiaries has made any change in tax reporting method, received a ruling from any Tax Authority or signed an agreement with regard to Taxes;

                  (iv) no federal, state, local or foreign Audits (as hereinafter defined) are pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and, to the best knowledge of the Company and its Subsidiaries, no Audit is threatened;

                  (v) the Tax Returns of the Company and its Subsidiaries have been examined by the applicable Taxing Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1994, and no material adjustments were asserted as a result of such examinations which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed material deficiency for any period not so audited;

                  (vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

                  (vii) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

                  (viii) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or in payments that will not be deductible under Section 162(m) of the Code;

                  (ix) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or made or filed an election under Sections 108, 441 or 1017 of the Code;

                  (x) neither the Company nor any of its Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982;

                  (xi) neither the Company nor any of its Subsidiaries is liable for any material Taxes to any foreign Tax Authority. The Company and its Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in the applicable Tax treaty or convention between the United States and such foreign country;

                  (xii) neither the Company nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company or any of its Subsidiaries and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

                  (xiii) neither the Company nor any of its Subsidiaries is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

                  (xiv) other than as a result of the Transactions contemplated herein, none of the Company's tax attributes are subject to the limitations of Sections 382, 383 or 384 of the Code or Section 1.1502-21(c) of the Treasury Regulations (as hereinafter defined); and

                  (xv) since its formation, the Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, with respect to which the Company is and at all times has been the common parent, and has joined in or expects to join in the filing of a consolidated federal income tax return for all its Tax periods ending on or prior to the Effective Time. Neither the Company nor any of its Subsidiaries has been a member of any other affiliated group of corporations within the meaning of Section 1504 of the Code.

         (b) "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto. "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

         Section 3.11      Contracts.

         For purposes of this Agreement, the Company Agreements consist of the following:

                  (a) all sales and distribution contracts of the Company or its Subsidiaries with respect to which at least an aggregate of $500,000 in revenues and/or orders were received or revenued thereunder since January 1, 1998, which sales and distribution contracts are identified (to the best knowledge of the Company) on Schedule 3.11(a) of the Company Disclosure Schedules;

                  (b) all supply agreements material to the business of the Company under which products were bought or licensed since January 1, 1998 for resale or relicense, which supply agreements are identified (to the best knowledge of the Company) in Schedule 3.11(b) to the Company Disclosure Schedules;

                  (c) all supply agreements for the purchase of goods, software (other than commercially available or "shrink wrap" software) or other products for the Company's or its Subsidiaries' internal use under which orders aggregating at least $250,000 were placed thereunder since January 1, 1998, which internal supply agreements are identified in
         Schedule 3.11(c) of the Company Disclosure Schedules;

                  (d) the form of confidentiality agreement that has customarily been used between the Company and its employees, a copy of which is included as Schedule 3.11(d) of the Company Disclosure Schedules;

                  (e) the form of agreement generally used by the Company in engaging independent contractors, a copy of which is included as
         Schedule 3.11(e) of the Company Disclosure Schedules;

                  (f) all agreements (irrespective of date of execution) pursuant to which the Company has escrowed source code, which agreements are identified (to the best knowledge of the Company) in
         Schedule 3.11(f) of the Company Disclosure Schedules; and

                  (g) all powers of attorney (irrespective of date of execution) of a material nature (excluding usual and customary powers of attorney for filing trademarks and patents, and usual and customary powers of attorney for filing documents with governmental authorities and otherwise complying with corporate formalities in foreign jurisdictions) executed by the Company or its Subsidiaries in favor of one or more third parties, which powers of attorney are identified (to the best knowledge of the Company) in Schedule 3.11(g) of the Company Disclosure Schedules.

To the best knowledge of the Company, each Company Agreement is a valid and binding agreement in full force and effect, except where the failure to be valid and binding and in full force and effect would not have a Company Material Adverse Effect. To the best knowledge of the Company, there are no defaults, or events which, with notice or the lapse of time, or both, would result in a default under any of the Company Agreements, except such defaults and events that would not, in the aggregate, have a Company Material Adverse Effect.

         Section 3.12      Real Property and Leased Property.

         (a) Schedule 3.12(a) of the Company Disclosure Schedules sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in Schedule 3.12(a) of the Company Disclosure Schedules, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Encumbrances. Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all Encumbrances upon the Real Property have been furnished to Parent. There are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of condemnation or eminent domain pending or to the best knowledge of the Company, threatened for all or any portion of the Real Property. Except as disclosed in Schedule 3.12(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or a Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

         (b) Within the prior twelve (12) months of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in working order and working condition, so as to be adequate for the operation of the business of the Company and its Subsidiaries as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) The Company and its Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property, as well as the properties listed on Schedule 3.12(e) of the Company Disclosure Schedules, in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) Neither the Company nor any of its Subsidiaries has received notification that the Company or a Subsidiary is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and, to the best knowledge of the Company, no such violation exists.

         (e) Set forth on Schedule 3.12(e) of the Company Disclosure Schedules is a list of all real property leases to which the Company or any of its Subsidiaries is a party and that extend for a more than one (1) year after the date of this Agreement. The Company and each of its Subsidiaries has a good and valid leasehold interest in all properties held by them under lease listed on
Schedule 3.12(e) of the Company Disclosure Schedules. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's material obligations under any such lease has been granted by the lessor, and no waiver, indulgence or postponement of the lessor's obligations thereunder has been granted by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease or cause a the Company Material Adverse Effect, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease that would cause a Company Material Adverse Effect. To the best knowledge of the Company and each of its Subsidiaries, none of the lessors under such leases is in breach thereof or in default thereunder.

         Section 3.13      Intellectual Property.

         (a) Schedule 3.13(a) of the Company Disclosure Schedules is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Product Software (as hereinafter defined), (v) copyright registrations and applications, (vi) material unregistered trademarks and service marks, and (vii) Internet domain names used or held for use in connection with the business of the Company or any of its Subsidiaries, together with all material licensing, sub-licensing, distribution, consignment and similar agreements related to the foregoing (whether the Company or any of its Subsidiaries is the licensee or licensor thereunder) other than distribution and licensing agreements relating to Product Software and Computer Software (as hereinafter defined) entered into in the ordinary course of business. Other than as listed in Schedule 3.11(f) of the Company Disclosure Schedules, and for contracts covered by that provision, no agreement licensing the Intellectual Property (as hereinafter defined) of the Company to any licensee creates an option for such licensee to purchase any of the

Intellectual Property owned by the Company, its Subsidiaries or affiliates, or would in any other way require the transfer of the Intellectual Property owned by the Company, its Subsidiaries or any affiliate of the Company to such licensee. The Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Schedule 3.13(a) of the Company Disclosure Schedules.

         (b) The term "Computer Software" shall mean, other than off-the-shelf applications and Product Software, the following as used in the current business of the Company or any of its Subsidiaries and which are material to the current business of the Company: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all currently used versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

         (c) The term "Product Software" shall mean the following as currently used in as part of the products of the Company and any of its Subsidiaries: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, included in or with any products currently or heretofore sold, licensed or leased or offered for sale, license or lease by the Company or any of its Subsidiaries (excluding software developed specifically and solely for a customer or distributor of the Company or any of its Subsidiaries and which is not offered to any other customers or distributors of the Company or any of its Subsidiaries), (ii) databases and compilations for or of any of the foregoing, including without limitation any and all data and collections of data, whether machine readable or otherwise,
(iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

         (d) Except as set forth on Schedule 3.13(d)(1) of the Company Disclosure Schedules, the Company and its Subsidiaries, to the best knowledge of the Company, own or have the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Computer Software other than off-the-shelf applications, Product Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used anywhere in the world in connection with the businesses of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), free and clear of all Encumbrances of any nature. Except as set forth on Schedule 3.13(d)(2) of the Company Disclosure Schedules, the Company and its Subsidiaries own the Product Software or have a valid right or with respect to prior agreements had a valid right at the time of such agreement to grant the rights and licenses in and to the Product Software currently or heretofore set forth in the agreements between the Company or any of its Subsidiaries and their respective customers, licensors, lessees, distributors and other resellers. Schedule 3.13(d)(3) of the Company Disclosure Schedules sets forth a true and complete list of all Product Software which is not completely and solely owned by the Company and/or its Subsidiaries which is material to the current business of the Company (collectively, "Licensed Product Software"). The agreements described on Schedule 3.13(d)(3) of the Company Disclosure Schedules set forth all of the rights and licenses of the Company and each of its Subsidiaries in and to the Licensed Product Software, and all restrictions and obligations (including, without limitation, royalty and other payment obligations) associated with such rights and licenses, and each such contract is in full force and effect and neither Company nor any of its Subsidiaries is in material breach of any of its obligations under any such Agreement. Any Encumbrances set forth on Schedule 3.13(d) of the Company Disclosure Schedules do not materially detract from the value of the Intellectual Property subject thereto and do not materially impair the operations of any of the Company and its Subsidiaries.

         (e) All patent, trademark and copyright registrations and applications for Intellectual Property, whether registered or pending, that are currently used or planned to be used in and are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted, are listed on
Schedule 3.13(a) of the Company Disclosure Schedules. To the best knowledge of the Company, such patents, trademarks and copyright registrations and applications (i) are valid, subsisting, in proper form and enforceable, subject to the rights of third parties, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, trademark, copyright, registration or application for any of the foregoing is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

         (f) To the best knowledge of the Company, the conduct of the businesses of, and/or the use of the Intellectual Property, by the Company and its Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. Other than as set forth in
Schedule 3.13(f) of the Company Disclosure Schedules there is no claim, suit, action, correspondence, proceeding or negotiation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any conflict or infringement with any third party's proprietary rights, (ii) asserting the Company or any of its Subsidiaries should consider licensing rights to a third party's patent or other proprietary rights or (iii) challenging the ownership, use, validity or enforceability of the Intellectual Property. Each of the Company and its Subsidiaries owns or has the valid right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. To the best knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property or products of the Company or its Subsidiaries by any third party.

         (g) Except as set forth on Schedule 3.13(g) of the Company Disclosure Schedules, the Computer Software and Product Software used by the Company or any of its Subsidiaries in the conduct of their businesses was either: (i) developed by employees of the Company or such Subsidiary of the Company within the scope of their employment; (ii) developed on behalf of the Company or any of its Subsidiaries by a third party, and all ownership rights therein and in any other associated Intellectual Property have been assigned or otherwise transferred to or vested in the Company or such Subsidiary of the Company, as the case may be, pursuant to written agreements ("Work for Hire Agreements"); (iii) acquired from a third party pursuant to a written assignment or other contract ("Software Acquisition Agreements") which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach, or (iv) licensed from a third party pursuant to a written license or other contract which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach. Except as set forth on Schedule 3.13(g)(2) of the Company Disclosure Schedules, (x) no third party has had access to any of the source code for any of the Product Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by the Company or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Computer Software or Product Software.

         (h) To the best knowledge of the Company, no consents, filings, and authorizations by or with governmental authorities or third parties are necessary with respect to the consummation of the Transactions contemplated hereby as they may affect the Intellectual Property.

         (i) Neither the Company nor any of its Subsidiaries has entered into any material consent, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the agreements listed in Schedule 3.13(i) of the Company Disclosure Schedules, or which is not material to the current business or products of the Company.

         (j) To the best knowledge of the Company, except as set forth on
Schedule 3.13(j) of the Company Disclosure Schedules, the Company and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any material license, sub-license or other agreement relating to the Intellectual Property.

         (k) No former or present employees, officers or directors of the Company or any of its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

         (l) No trade secret or confidential know-how or other confidential information relating to the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects the Company's and its Subsidiaries' interests in and to such confidential information, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

         (m) As delivered to customers and as modified by the Company, the Company's Product Software and Other Products (as hereinafter defined) conform to their respective applicable specifications in all material respects, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a the Company Material Adverse Effect.

         (n) To the best knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries, the use of the Intellectual Property and/or any advertising or marketing materials used by the Company and its Subsidiaries in connection with the Product Software or Other Products do not violate any provision of the Trademark Act of 1946, as amended (the "Lanham Act"), including without limitation Section 43 thereof, and there are no material misstatements or omissions in any such materials which would violate any provision of the Lanham Act, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.14      Year 2000 Compliance.

         (a) As of the date hereof, all Date-Sensitive Data and Date-Sensitive Systems that are material to the business of the Company (each as hereinafter defined) owned or used by, licensed or sold to the Company or any of its Subsidiaries other than those set forth in Schedule 3.14(a) of Company Disclosure Schedules, have been or will be evaluated for Year 2000 Compliance issues and are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 2000, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has requested representations from each entity that
(i) provides Date-Sensitive Data to the Company or any of its Subsidiaries which is material to the business of the Company or (ii) processes in any way Date-Sensitive Data or software (including the Computer Software or the Product Software) for the Company or any of its Subsidiaries. The Company has obtained or will use reasonable efforts to obtain written representations from each entity that provides any material product or service to the Company or any of its Subsidiaries that is dependent on Year 2000 Compliant Date-Sensitive Data or Year 2000 Compliant Date-Sensitive Systems, that any of such entity's Date-Sensitive Data and/or Date- Sensitive Systems that are used for, or on behalf of, the Company or any of its Subsidiaries are Year 2000 Compliant, except to the extent that the failure to comply with any of the foregoing in this Section 3.14 could not have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) As of the date hereof, all Product Software and all other products sold, licensed or leased by the Company or any of its Subsidiaries which are, or are used with, Date-Sensitive Systems or which process Date-Sensitive Data (the "Other Products"), when used in accordance with their associated specifications and other documentation, are Year 2000 Compliant subject to the express terms and conditions of the Company's documentation attached as Schedule 3.14(b) of the Company Disclosure Schedules (the "Company Year 2000 Representations"), except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect. To the best knowledge of Company, (a) the Company and its Subsidiaries have made reasonable efforts not to make written representations concerning any Product Software or other products of the Company or its Subsidiaries, which are in addition to or inconsistent with the Company Year 2000 Representations and (b) any such representations which are in addition to or inconsistent with the Company Year 2000 Representations, will not, individually or in the aggregate, have a Company Material Adverse Effect.

         (c) "Date-Sensitive Data" means any data of any type that includes date information or which is otherwise derived from or dependent on date information.

         (d) "Date-Sensitive System" means any software or hardware system or component, including any electronic or electronically controlled system, that processes any Date-Sensitive Data and that is installed, in development or on order.

         (e) "Year 2000 Compliant" means (x) with respect to Date-Sensitive Data, that such data is in proper four digit CCYY format (or windowed around an appropriate 100-year period which includes dates on, before and after January 1,
2000) and accurate for all dates in the twentieth and twenty-first centuries without ambiguity, and (y) with respect to Date-Sensitive Systems, that such Systems at all times accurately exchange, recognize, report and process all Date-Sensitive Data, including for the twentieth and twenty-first centuries, including but not limited to calculating, comparing, sequencing and storing such Date Sensitive Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

         Section 3.15      Labor Matters.

         (a) Except as set forth on Schedule 3.15(a) of the Company Disclosure Schedules, (i) there is no labor strike, dispute, slowdown, stoppage or lock-out pending, or to the best knowledge of the Company, threatened against or affecting the Company and during the past two (2) years from the date of this Agreement there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company within the past two (2) years, nor does any question concerning representation exist concerning such employees, (iv) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth on Schedule 3.15(a) of the Company Disclosure Schedules, true and correct copies of which have heretofore been delivered to Parent, (v) to the best of its knowledge, the Company is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws that would cause a Company Material Adverse Effect,
(vi) there is no unfair labor practice charge or written complaint against the Company pending or, to the best knowledge of the Company, threatened before the National Labor Relations Board or any similar state, local or foreign agency,
(vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the best knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         (b) The Company represents and warrants that (i) any liabilities under the Worker Adjustment and Retraining Notification Act (the "WARN Act") arising out of the Asset Purchase Agreement dated September 23, 1997, with IT Network, Inc., were covered by an indemnification provision that terminated on April 23, 1999, and as of the date of this Agreement, the Company has not been advised of any WARN Act claims arising out of that transaction that would have given rise to IT Network Inc.'s indemnification obligation; (ii) to the best knowledge of the Company, neither ProfitSource Corporation nor TSL Services, Inc. has effectuated a "plant closing" or "mass layoff" (as defined by the WARN Act) since December 14, 1998, which is the effective date of the Stock Purchase Agreement between the Company and BVS Investco, Inc., TSL Services, Inc., and ProfitSource Corporation; (iii) except for those matters addressed in subparts
(i) and (ii) of this paragraph, the Company has not experienced an "employment loss" (as defined by the WARN Act) at any site of employment that would qualify as a "plant closing" or "mass layoff" (as defined by the WARN Act) since the enactment of the WARN Act; and (iv) during the three-month period ending March 31, 1999, the individuals whose employment with the Company terminated at each single site of employment (as defined by 20 C.F.R. Section 639.3(i)) are as set forth on Schedule 3.15(b) of the Company Disclosure Schedules.

         Section 3.16 Compliance with Laws. To the best of its knowledge, the Company and each of its Subsidiaries has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof which affect the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of any of the foregoing. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

         Section 3.17      Environmental Matters.

         (a) Except as set forth in Schedule 3.17(a) of the Company Disclosure Schedules, each of the Company and its Subsidiaries is in full compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls (PCBs), or asbestos or asbestos-containing materials ("Materials of Environmental Concern")), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, except where the failure so to comply would not cause a Company Material Adverse Effect. Such compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are identified in
Schedule 3.17(a) of the Company Disclosure Schedules.

         (b) Except as set forth in Schedule 3.17(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority or citizens group that alleges that the Company or any of its Subsidiaries is not in full compliance with any Environmental Laws. The Company has provided to Parent such information, if any, that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with any Environmental Laws.

         (c) Except as set forth in Schedule 3.17(c) of the Company Disclosure Schedules, there is no claim, action, cause of action, investigation or notice (written or oral) (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, death, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

         (d) Without in any way limiting the generality of the foregoing, except as set forth in Schedule 3.17(d) of the Company Disclosure Schedules, to the best knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries.

         Section 3.18 Product Liability. Except as described in Schedule 3.18 of the Company Disclosure Schedules, there are not presently pending, or to the best knowledge of the Company, threatened any criminal, material civil or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, development, programming, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, developed, programmed, distributed, licensed or sold by or on behalf of the Company and its Subsidiaries.

         Section 3.19 Information in Disclosure Documents. None of the information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in (i) the Offer Documents, at the time such documents are first published, sent or given to the holders of

Shares, and at any time they are amended or supplemented, (ii) the Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act,
(iii) the Proxy Statement at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, or (iv) any syndication or other materials to be delivered to potential financing sources in connection with the Transactions or otherwise in connection with the Debt Financing at the date such materials are first delivered, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representations and warranties are made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement or contained in the Parent SEC Documents (as hereinafter defined) incorporated by reference in the Offer Documents, the Registration Statement, the Proxy Statement or the syndication or other materials.

         Section 3.20 Potential Conflict of Interest. Except as set forth in
Schedule 3.20 of the Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, since December 31, 1998, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Schedule 3.20 of Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or its Subsidiaries; (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any of its Subsidiaries, or, to the best knowledge of the Company, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) owes any money to the Company or any of its Subsidiaries.

         Section 3.21 Insurance. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.22 Suppliers and Customers. Since December 31, 1998, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the best knowledge of the Company, (i) no such person has any intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships in any material respect, except to the extent the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.23      Accounts Receivable; Inventory.

         (a) Subject to any reserves set forth in the consolidated balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC (the "Company Balance Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business, were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of such the Company Balance Sheet to be sufficient to provide for any losses which may be sustained or failure to realize the accounts receivable shown in the Company Balance Sheet.

         (b) As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were manufactured or acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP, applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

         Section 3.24 Title and Condition of Properties. The Company and its Subsidiaries have good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Company Balance Sheet or acquired after December 31, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since December 31, 1998, in the ordinary course of business, (B) Encumbrances reflected in the Company Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and

(D) liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are operational, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business.

         Section 3.25 Illegal Payments. To the best knowledge of the Company, none of the Company or any of its Subsidiaries or any director, officer, employee, or agent of the Company or any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company or any of its Subsidiaries, which the Company or any of its Subsidiaries or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any applicable law, including but not limited to the Foreign Corrupt Practices Act.

         Section 3.26 Phoenix Acquisition. Any agreement or letter of intent between the Company and Phoenix Wireless Group, Inc. is non-binding on the Company.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

         Parent and the Purchaser represent and warrant to the Company as follows:

         Except as set forth in the schedules delivered to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedules") setting forth, among other things, specific exceptions to Parent's and Purchaser's representations and warranties set forth herein, Parent and the Purchaser represent and warrant to the Company as set forth below. Each exception set forth in the Parent Disclosure Schedules is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

         Section 4.1       Organization; Qualification; Charter and Bylaws.

         (a) Parent and each of its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). As used in this Agreement, "Parent Material Adverse Effect" means any event, change in or effect on the business of Parent or its Subsidiaries, taken as a whole, that is or would be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), financial condition or results of operations or prospects of Parent or its Subsidiaries, taken as a whole, or (ii) the ability of Parent to consummate any of the Transactions or to perform its obligations under this Agreement or the Stockholders' Agreement, but such definition shall not include (A) any material adverse change due to the transactions contemplated by this Agreement, (B) any material adverse change in the Parent's established industry as a whole, or (C) a material adverse change in the general economic conditions of the United States of America. Set forth in Schedule 4.1(a) of the Parent Disclosure Schedules is a complete list of Parent's Subsidiaries, including the respective jurisdictions in which such Subsidiaries are organized and Parent's ownership of each.

         (b) Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Parent Material Adverse Effect. Except as set forth in
Schedule 4.1(b) of the Parent Disclosure Schedules, Parent does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where Parent's equity interest in any entity exceeds five percent (5%) of the outstanding equity of such entity on the date hereof.

         (c) Parent has made available to the Company accurate and complete copies of (i) the Articles and/or Certificates of Incorporation and By-Laws of Parent and each of its material Subsidiaries (certified by the respective Secretaries of State of Parent's, and each of its material Subsidiaries' jurisdiction of incorporation and the secretary or an assistant secretary of Parent, and each of its Subsidiaries, respectively) as currently in effect, (ii) the stock records of Parent and each of its Subsidiaries and (iii) (A) the minutes of all meetings of Parent's and its material Subsidiaries' Boards of Directors, any committees of such Boards, and Parent's, and its material Subsidiaries', shareholders (and all consents in lieu of such meetings) each for the past five (5) years and (B) the minutes of all meetings of the remaining Subsidiaries' Board of Directors, and committees of such Boards, and each of such Subsidiaries' shareholders (and all consents in lieu of such meetings) each for the past two (2) years (other than InterVoice Limited (Private Limited Company), InterVoice da Brasil Ltd., InterVoice Communications International, Inc., VoicePlex Corporation, InterVoice International, Inc. and Phone Star Corp., none of which Subsidiaries is material to Parent). Such records, minutes, and consents accurately reflect the stock ownership of the Company, and each of its Subsidiaries and all actions taken by Parent at such meetings, and each of its Subsidiaries' Boards, any committees of such Board, and Parent's, and each of its Subsidiaries' shareholders. Neither Parent nor any of its Subsidiaries is in violation of any provision of its respective Articles of Incorporation or By-Laws, except where such violation would not result in a Parent Material Adverse Effect.

         Section 4.2       Capitalization.

         (a) The authorized capital stock of Parent consists of 62,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, $100 par value per share ("Parent Preferred Stock"). As of the date hereof, (i) 28,743,102 shares of Parent Common Stock, together with associated Rights, are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) 5,994,800 shares of Parent Common Stock are issued and held in the treasury of Parent, (iv) a total of 5,819,507 shares of Parent Common Stock are reserved for issuance pursuant to the 1990 Incentive Stock Option Plan, the 1990 Non-Qualified Stock Option Plan for Non- Employees, the 1984 Incentive Stock Option Plan, the 1998 Stock Option Plan, the Restricted Stock Plan and the Employee Stock Purchase Plan (collectively, the "Parent Stock Plans"). Schedule

4.2(a)(i) of the Parent Disclosure Schedules sets forth the maximum number of shares of Common Stock reserved for future issuance or purchase pursuant to each Parent Stock Plan, the number of shares of Common Stock available for issuance or purchase pursuant to each Parent Stock Plan, the aggregate number of shares subject to outstanding options under the Parent Stock Plan, and the respective exercise prices thereof. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Parent Voting Debt") of Parent or any of its Subsidiaries issued and outstanding. Except as disclosed in this
Section 4.2 or as set forth in Schedule 4.2(a)(ii) of the Parent Disclosure Schedules, (i) there are no shares of capital stock of Parent authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of Parent or any Subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

         (b) Except as set forth in Schedule 4.2(b) of the Parent Disclosure Schedules, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by Parent, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either Parent or one of its Subsidiaries free and clear of all Encumbrances except for those directors' qualifying shares of capital stock of such Subsidiaries not material in amount and subject to repurchase or cancellation arrangements.

         (c) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of the Subsidiaries.

         (d) Other than as set forth on Schedule 4.2(d) of the Parent Disclosure Schedules or the Parent Financial Statements (as hereinafter defined), there is no outstanding Indebtedness of Parent or any of its Subsidiaries. Except as identified in Schedule 4.2(d) of the Parent Disclosure Schedules, no Indebtedness of Parent or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness (including the Debt Financing) by Parent or its Subsidiaries, respectively, (iii) the ability of Parent or its Subsidiaries to grant any liens on their properties or assets or (iv) the ability of the Parent or its Subsidiaries to enter into this Agreement or consummate the Merger.

         (e) Except as set forth in Schedule 4.2(e) of the Parent Disclosure Schedules, since January 1, 1995, Parent has not entered into any material agreement involving the acquisition, sale or disposition of any class of capital stock or assets of Parent or any of its Subsidiaries, by merger or otherwise; and except as disclosed on Schedule 4.2(e) of the Parent Disclosure Schedules, to the best knowledge of Parent, none of Parent or any of its Subsidiaries is in breach of, or subject to a claim of default under, any such agreements listed on such Schedule.

         Section 4.3 Authorization; Validity of Agreement; Necessary Corporate Action.

         Each of Parent and the Purchaser has full corporate power and corporate authority to execute and deliver this Agreement and the Stockholders' Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the Stockholders' Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by their respective Boards of Directors and no other corporate action on the part of Parent is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the Stockholders' Agreement, and the consummation by them of the Transactions contemplated hereby. Each of this Agreement and the Stockholders' Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof and thereof by the Company, is a valid and binding obligation of Parent and the Purchaser enforceable against Parent and the Purchaser in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 4.4 Consents and Approvals; No Violations. Except as set forth in Schedule 4.4 of the Parent Disclosure Schedules and for filings, permits, authorizations, consents and approvals as are contemplated by this Agreement or may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-Laws or similar organizational documents of Parent or any of its Subsidiaries, state securities laws or blue sky laws, and the Texas Business Corporations Act or the NGCL, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, the "Parent Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Schedule 4.4 of the Parent Disclosure Schedules sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Parent Agreements prior to the consummation of the transactions contemplated by this Agreement.

         Section 4.5 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein.

         Section 4.6 Absence of Certain Changes. Except as set forth in Schedule
4.6 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, since February 28, 1998, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From February 28, 1998 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or any of its Subsidiaries or (iii) any change in accounting principles or methods, except insofar as may be required by a change in GAAP.

         Section 4.7 No Undisclosed Liabilities. Except (a) as disclosed in the Parent Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since February 28, 1998 (ii) created pursuant to the terms of this Agreement or (iii) as disclosed in Schedule 4.7 of the Parent Disclosure Schedules or (iv) as disclosed in Schedule 4.8(a) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries, to the best of its knowledge, has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have a Parent Material Adverse Effect and would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of Parent and its Subsidiaries as of February 28, 1998. Schedule 4.7 of the Parent Disclosure Schedules sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of Parent and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other Transactions contemplated hereby or thereby.

         Section 4.8 Claims. Except as set forth on Schedule 4.8(a) of the Parent Disclosure Schedules or in the Parent SEC Documents, as of the date hereof, there is no suit, written claim, written demand, action, proceeding, including, without limitation, any arbitration proceeding or alternative dispute resolution proceeding, or to the best knowledge of Parent, investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries (collectively, "Parent Claims"), that would reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on
Schedule 4.8(b) of the Parent Disclosure Schedules or in the Parent SEC Documents, there is no Parent Claim or Parent Claims that, either individually or in the aggregate, if adversely determined, would have a Parent Material Adverse Effect.

         Section 4.9       Employee Benefit Plans; ERISA.

         (a) Schedule 4.9(a) of the Parent Disclosure Schedules contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of Parent, or any of its Subsidiaries or any Parent ERISA Affiliate (the "Parent Plans"). Schedule 4.9(a) of the Parent Disclosure Schedules identifies each of the Parent Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans"). Except as required by applicable law, none of Parent, any of its Subsidiaries nor any Parent ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Parent Plan or modify or change any existing Parent Plan that would affect any current or former employee or director of Parent, any of its Subsidiaries or any Parent ERISA Affiliate.

         (b) With respect to each of the Parent Plans, Parent has heretofore delivered to the Company true and complete copies of each of the following documents, as applicable:

                  (i) a copy of the Parent Plan documents (including all amendments thereto) for each written Parent Plan or a written description of any Parent Plan that is not otherwise in writing;

                  (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each Parent ERISA Plan for the last three (3) Parent Plan years ending prior to the date of this Agreement for which such a report was required to be filed;

                  (iii) a copy of the actuarial report, if required under ERISA, with respect to each Parent ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

                  (iv) a copy of the most recent Parent Summary Plan Description ("Parent SPD"), together with all Summaries of Material Modification issued with respect to such Parent SPD, if required under ERISA, with respect to each Parent ERISA Plan, and all other material employee communications relating to each Parent ERISA Plan;

                  (v) if the Parent Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                  (vi) all contracts relating to the Parent Plans with respect to which Parent, any of its Subsidiaries or any Parent ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                  (vii) the most recent determination letter received from the IRS with respect to each Parent Plan that is intended to be qualified under Section 401(a) of the Code.

         (c) No liability under Title IV of ERISA has been incurred by Parent, any of its Subsidiaries or any Parent ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due PBGC, which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Parent ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, any of its Subsidiaries or any Parent ERISA Affiliate made, or was required to make, contributions during the past six
(6) years.

         (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the Parent ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

         (e) With respect to each Parent ERISA Plan that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Parent ERISA Plan, as determined by the Parent ERISA Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Parent ERISA Plan, did not, as of its latest valuation date, exceed then current value of the assets of such Plan allocable to such accumulated benefit obligations.

         (f) None of Parent, any of its Subsidiaries, any Parent ERISA Affiliate, any of the Parent ERISA Plans, any trust created thereunder, nor to Parent's and the Purchaser's best knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Parent, any of its Subsidiaries or any Parent ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975(a) or (b), 4976 or 4980B of the Code.

         (g) All contributions and premiums that Parent, any of its Subsidiaries or any Parent ERISA Affiliate is required to pay under the terms of each of the Parent ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of Parent or its Subsidiaries, and none of the Parent ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412 (n) of the Code or Section 302 (f) of ERISA on the assets of Parent, any of its Subsidiaries or any Parent ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any Parent ERISA Plan.

         (h) With respect to any Parent ERISA Plan that is a "multi-employer plan," as such term is defined in Section 3 (37) of ERISA, (i) neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal, (iii) none of Parent, any of its Subsidiaries or any Parent ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of Parent, each of its Subsidiaries and the Parent ERISA Affiliates, computed as if a complete withdrawal by Parent, each of its Subsidiaries and all of its Parent ERISA Affiliates had occurred under each such multi-employer plan on the date hereof, would be zero.

         (i) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

         (j) Each of the Parent ERISA Plans that is intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified. Parent has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

         (k) Each of the Parent ERISA Plans that is intended to qualify under
Section 501(c)(9) of the Code is so qualified and meets the requirements of
Section 505(c) of the Code and the regulations thereunder.

         (l) Except as set forth in Schedule 4.9(l) of the Parent Disclosure Schedules, no amounts payable under any of the Parent Plans or any other contract, agreement or arrangement with respect to which Parent or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

         (m) Except as set forth in Schedule 4.9(m) of the Parent Disclosure Schedules, no Parent Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Parent, its Subsidiaries or any Parent ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent, any of its Subsidiaries or an Parent ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

         (n) Except as set forth in Schedule 4.9(n) of the Parent Disclosure Schedules and as provided in Section 2.4 hereof, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of Parent, any of its Subsidiaries or any Parent ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

         (o) There are no pending or, to the best knowledge of Parent, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary under any such Parent Plan or otherwise involving any such Plan (other than routine claims for benefits).

         (p) Except as set forth in Schedule 3.9(p) of the Company Disclosure Schedules, no Plan is currently under examination by, and there are no issues related to the Plans currently pending before, the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or any court.

         (q) There are no material liabilities under any foreign laws with respect to the Plans.

         Section 4.10      Taxes.

         (a) Except as set forth in Schedule 4.10 of the Parent Disclosure
Schedules:

                  (i) Parent and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by them on or prior to the date hereof (except where the failure to file a Tax Return would not have a material adverse effect on the entity failing to file such Tax Return), and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the date hereof;

                  (ii) there are no liens for Taxes upon any property or assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

                  (iii) within the past three (3) years, neither Parent nor any of its Subsidiaries has made any change in tax reporting method, received a ruling from any Tax Authority or signed an agreement with regard to Taxes;

                  (iv) no federal, state, local or foreign Audits are pending with regard to any Taxes or Tax Returns of Parent or its Subsidiaries and, to the best knowledge of Parent and its Subsidiaries, no Audit is threatened;

                  (v) the Tax Returns of Parent and its Subsidiaries have been examined by the applicable Taxing Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including February 28, 1995, and no material adjustments were asserted as a result of such examinations which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of Parent or its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed material deficiency for any period not so audited;

                  (vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries, and no power of attorney granted by either Parent or any of its Subsidiaries with respect to any Taxes is currently in force;

                  (vii) neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

                  (viii) neither Parent nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or in payments that will not be deductible under Section 162(m) of the Code;

                  (ix) neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or made or filed an election under Sections 108, 441 or 1017 of the Code;

                  (x) neither Parent nor any of its Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982;

                  (xi) neither Parent nor any of its Subsidiaries is liable for any material Taxes to any foreign Tax Authority. Parent and its Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in the applicable Tax treaty or convention between the United States and such foreign country;

                  (xii) neither Parent nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by Parent or any of its Subsidiaries and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

                  (xiii) neither Parent nor any of its Subsidiaries is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

                  (xiv) other than as a result of the Transactions contemplated herein, none of Parent's tax attributes are subject to the limitations of Sections 382, 383 or 384 of the Code or Treasury Regulation Section 1.1502-21(c); and

                  (xv) since its formation, Parent has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, with respect to which Parent is and at all times has been the common parent, and has joined in or expects to join in the filing of a consolidated federal income tax return for all its Tax periods ending on or prior to the Effective Time. Neither Parent nor any of its Subsidiaries has been a member of any other affiliated group of corporations within the meaning of Section 1504 of the Code.

         Section 4.11      Contracts.

         For purposes of this Agreement, the Parent Agreements consist of the following:

                  (a) all sales and distribution contracts of Parent or its Subsidiaries with respect to which at least an aggregate of $500,000 in revenues and/or orders were received or revenued thereunder since March 1, 1998, which sales and distribution contracts are identified (to the best knowledge of Parent) on Schedule 4.11(a) of the Parent Disclosure Schedules;

                  (b) all supply agreements material to the business of Parent under which products were bought or licensed since March 1, 1998 for resale or relicense, which supply agreements are identified (to the best knowledge of Parent) in Schedule 4.11(b) to the Parent Disclosure Schedules;

                  (c) all supply agreements for the purchase of goods, software (other than commercially available or "shrink wrap" software) or other products for Parent's or its Subsidiaries' internal use under which orders aggregating at least $250,000 were placed thereunder since March 1, 1998, which internal supply agreements are identified in Schedule 4.11(c) of the Parent Disclosure Schedules;

                  (d) the form of confidentiality agreement that has customarily been used between Parent and its employees, a copy of which is included as Schedule 4.11(d) of the Parent Disclosure Schedules;

                  (e) the form of agreement generally used by Parent in engaging independent contractors, a copy of which is included as Schedule 4.11(e) of the Parent Disclosure Schedules;

                  (f) the form of agreement pursuant to which Parent has generally escrowed source code, a copy of which is included as Schedule 4.11(f) of the Parent Disclosure Schedules; and

                  (g) all powers of attorney (irrespective of date of execution) of a material nature (excluding usual and customary powers of attorney for filing trademarks and patents, and usual and customary powers of attorney for filing documents with governmental authorities and otherwise complying with corporate formalities in foreign jurisdictions executed by Parent or its Subsidiaries) in favor of one or more third parties, which powers of attorney are identified (to the best knowledge of Parent) in Schedule 4.11(g) of the Parent Disclosure Schedules.

To the best knowledge of Parent, each Parent Agreement is a valid and binding agreement in full force and effect, except where the failure to be valid and binding and in full force and effect would not have a Parent Material Adverse Effect. To the best knowledge of Parent, there are no defaults, or events which, with notice or the lapse of time, or both, would result in a default under any of the Parent Agreements, except such defaults and events that would not, in the aggregate, have a Parent Material Adverse Effect.

         Section 4.12      Real Property and Leased Property.

         (a) Schedule 4.12(a) of the Parent Disclosure Schedules sets forth a complete list of all real property owned by Parent or its Subsidiaries (the "Parent Real Property"). Except as set forth in Schedule 4.12(a) of the Parent Disclosure Schedules, Parent or its Subsidiaries has good and marketable title to the Parent Real Property, free and clear of all Encumbrances. Copies of (i) all deeds, title insurance policies and surveys of the Parent Real Property and
(ii) all documents evidencing all Encumbrances upon the Parent Real Property have been furnished to Parent. There are no proceedings, claims, disputes or conditions affecting any Parent Real Property that might curtail or interfere with the use of such property, nor is an action of condemnation or eminent domain pending or to the best knowledge of Parent and the Purchaser, threatened for all or any portion of the Parent Real Property. Except as disclosed in
Schedule 4.12(a) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which Parent or a Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

         (b) Within the prior twelve (12) months of the date of this Agreement, neither Parent nor any of its Subsidiaries has received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Parent Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Parent Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Parent Real Property are in working order and working condition, so as to be adequate for the operation of the business of Parent and its Subsidiaries as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Parent Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Parent Material Adverse Effect.

         (c) Parent and its Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Parent Real Property, as well as the properties listed on
Schedule 4.12(e) of the Parent Disclosure Schedules, in the manner in which the Parent Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Parent Material Adverse Effect.

         (d) Neither Parent nor any of its Subsidiaries have received notification that Parent or a Subsidiary is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and, to the best of Parent's knowledge, no such violation exists.

         (e) Set forth on Schedule 4.12(e) of the Parent Disclosure Schedules is a list of all real property leases to which Parent or any of its Subsidiaries is a party and that extend for a more than one (1) year after the date of this Agreement. Parent and each of its Subsidiaries has a good and valid leasehold interest in all properties held by them under lease listed on Schedule 4.12(f) of the Parent Disclosure Schedules. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's material obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease or cause a Parent Material Adverse Effect, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease that would cause a Parent Material Adverse Effect. To the best knowledge of Parent and each of its Subsidiaries, none of the lessors under such leases is in breach thereof or in default thereunder.

         Section 4.13      Intellectual Property.

         (a) Schedule 4.13(a) of the Parent Disclosure Schedules is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Parent Product Software (as hereinafter defined), (v) copyright registrations and applications, (vi) material unregistered trademarks and service marks, and (vii) Internet domain names used or held for use in connection with the business of Parent or any of its Subsidiaries, together with all material licensing, sub-licensing, distribution, consignment and similar agreements relating to the foregoing (whether Parent or any of its Subsidiaries is the licensee or licensor thereunder) other than distribution and licensing agreements relating to Parent Product Software and Parent Computer Software (as hereinafter defined) entered into in the ordinary course of business. Other than as listed in Schedule 4.11(f) of the Parent Disclosure Schedules, and for contracts covered by that provision, no agreement licensing the Parent Intellectual Property (as hereinafter defined) to any licensee creates an option for such licensee to purchase any of the Parent Intellectual Property owned by Parent, its Subsidiaries or affiliates, or would in any other way require the transfer of the Intellectual Property owned by Parent, its Subsidiaries or any affiliate of Parent to such licensee. Parent or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Schedule 4.13(a) of the Parent Disclosure Schedules.

         (b) The term "Parent Computer Software" shall mean, other than off-the-shelf applications and Parent Product Software, the following as used in the current business of Parent or any of its Subsidiaries and which are material to the current business of Parent: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all currently used versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device,
(iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of Parent or any of its Subsidiaries.

         (c) The term "Parent Product Software" shall mean the following as currently used in as part of the products of Parent and any of its Subsidiaries:
(i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, included in or with any products currently or heretofore sold, licensed or leased or offered for sale, license or lease by Parent or any of its Subsidiaries (excluding software developed specifically and solely for a customer or distributor of Parent or any of its Subsidiaries and which is not offered to any other customers or distributors of Parent or any of its Subsidiaries), (ii) databases and compilations for or of any of the foregoing, including without limitation any and all data and collections of data, whether machine readable or otherwise,
(iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of Parent or any of its Subsidiaries.

         (d) Except as set forth on Schedule 4.13(d)(1) of the Parent Disclosure Schedules, Parent and its Subsidiaries, to the best knowledge of Parent, own or have the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Parent Computer Software other than off-the-shelf applications, Parent Product Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used anywhere in the world in connection with the businesses of Parent or any of its Subsidiaries as currently conducted (collectively, the "Parent Intellectual Property"), free and clear of all Encumbrances of any nature. Except as set forth on Schedule 4.13(d)(2) of the Parent Disclosure Schedules, Parent and its Subsidiaries own the Parent Product Software or have a valid right or with respect to prior to agreements had a valid right at the time of such agreement to grant the rights and licenses in and to the Parent Product Software currently or heretofore set forth in the agreements between Parent or any of its Subsidiaries and their respective customers, licensors, lessees, distributors and other resellers. Schedule 4.13(d)(3) of the Parent Disclosure Schedules sets forth a true and complete list of all Parent Product Software which is not completely and solely owned by Parent and/or its Subsidiaries which is material to the current business of Parent (collectively, the "Parent Licensed Product Software"). The agreements described on Schedule 4.13(d)(3) of the Parent Disclosure Schedules set forth all of the rights and licenses of Parent and each of its Subsidiaries in and to the Parent Licensed Product Software, and all restrictions and obligations (including, without limitation, royalty and other payment obligations) associated with such rights and licenses, and each such contract is in full force and effect and neither Parent nor any of its Subsidiaries is in material breach of any of its obligations under any such Agreement. Any Encumbrances set forth on Schedule 4.13(d) of the Parent Disclosure Schedules do not materially detract from the value of the Parent Intellectual Property subject thereto and do not materially impair the operations of any of Parent and its Subsidiaries.

         (e) All patent, trademark and copyright registrations and applications for Parent Intellectual Property, whether registered or pending, are currently used or planned to be used in and are material to the conduct of the businesses of Parent and its Subsidiaries as currently conducted, are listed on Schedule 4.13(a) of the Parent Disclosure Schedules. To the best knowledge of Parent and the Purchaser, such patents, trademarks and copyright registrations and applications (i) are valid, subsisting, in proper form and enforceable, subject to the rights of third parties, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, trademark, copyright, registration or application for any of the foregoing is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

         (f) To the best knowledge of Parent and the Purchaser, the conduct of the businesses of, and/or the use of the Parent Intellectual Property by, Parent and its Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. Other than as set forth in Schedule 4.13(f) of the Parent Disclosure Schedules there is no claim, suit, action, correspondence, proceeding or negotiation pending or, to the best knowledge of Parent and the Purchaser, threatened against Parent or any of its Subsidiaries (i) alleging any conflict or infringement with any third party's proprietary rights, (ii) asserting Parent or any of its Subsidiaries should consider licensing rights to a third party's patent or other proprietary rights or (iii) challenging the ownership, use, validity or enforceability of the Parent Intellectual Property. Each of Parent and its Subsidiaries owns or has the valid right to use all of the material Parent Intellectual Property used by it or held for use by it in connection with its business. To the best knowledge of Parent and the Purchaser, there are no conflicts with or infringements of any Parent Intellectual Property or products of Parent or its Subsidiaries by any third party.

         (g) Except as set forth on Schedule 4.13(g)(1) of the Parent Disclosure Schedules, the Parent Computer Software and the Parent Product Software used by Parent or any of its Subsidiaries in the conduct of their businesses was either:
(i) developed by employees of Parent or such Subsidiary of Parent within the scope of their employment; (ii) developed on behalf of Parent or any of its Subsidiaries by a third party, and all ownership rights therein and in any other associated Parent Intellectual Property have been assigned or otherwise transferred to or vested in Parent or such Subsidiary of Parent, as the case may be, pursuant to written agreements ("Parent Work for Hire


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


Agreements"); (iii) acquired from a third party pursuant to a Software Acquisition Agreement which is in full force and effect and of which neither Parent nor any of its Subsidiaries is in material breach, or (iv) licensed from a third party pursuant to a written license or other contract which is in full force and effect and of which neither Parent nor any of its Subsidiaries is in material breach. Except as set forth on Schedule 4.13(g)(2) of the Parent Disclosure Schedules, (x) no third party has had access to any of the source code for any of the Parent Product Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by Parent or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Parent Computer Software or Parent Product Software.

         (h) To the best knowledge of Parent and the Purchaser, no consents, filings, and authorizations by or with governmental authorities or third parties are necessary with respect to the consummation of the Transactions contemplated hereby as they may affect the Intellectual Property.

         (i) Neither Parent nor any of its Subsidiaries has entered into any material consent, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Parent Intellectual Property or the intellectual property of any third party other than as may be contained in the agreements listed in Schedule 4.13(i) of the Parent Disclosure Schedules, or which is not material to the current business or products of Parent.

         (j) To the best knowledge of Parent, except as set forth on Schedule 4.13(j) of the Parent Disclosure Schedules, Parent and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of Parent's obligations under this Agreement, in breach of any material license, sub-license or other agreement relating to the Parent Intellectual Property.

         (k) No former or present employees, officers or directors of Parent or any of its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Parent Intellectual Property.

         (l) No trade secret or confidential know-how or other confidential information relating to Parent or its Subsidiaries has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects Parent's and its Subsidiaries' interests in and to such confidential information, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

         (m) As delivered to customers and as modified by Parent, the Parent Product Software and the Parent Other Products (as hereinafter defined) conform to their respective applicable specifications in all material respects, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

         (n) To the best knowledge of Parent and the Purchaser, the conduct of the businesses of Parent and its Subsidiaries, the use of the Parent Intellectual Property and/or any advertising or marketing materials used by Parent and its Subsidiaries in connection with the Parent Product Software or Parent Other Products do not violate any provision of the Lanham Act, including without limitation Section 43 thereof, and there are no material misstatements or omissions in any such


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



materials which would violate any provision of the Lanham Act, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.14      Year 2000 Compliance.

         (a) As of the date hereof, all Date-Sensitive Data and Date-Sensitive Systems that are material to the business of Parent owned or used by, licensed or sold to Parent or any of its Subsidiaries other than those set forth in
Schedule 4.14(a) of the Parent Disclosure Schedules, have been or will be evaluated for Year 2000 Compliance issues and are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 2000, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has requested representations from each entity that (i) provides Date-Sensitive Data to Parent or any of its Subsidiaries which is material to the business of Parent or (ii) processes in any way Date-Sensitive Data or software (including the Parent Computer Software or the Parent Product Software) for Parent or any of its Subsidiaries. Parent has obtained or will use reasonable efforts to obtain written representations from each entity that provides any material product or service to Parent or any of its Subsidiaries that is dependent on Year 2000 Compliant Date-Sensitive Data or Year 2000 Compliant Date-Sensitive Systems, that any of such entity's Date-Sensitive Data and/or Date-Sensitive Systems that are used for, or on behalf of, Parent or any of its Subsidiaries are Year 2000 Compliant, except to the extent that the failure to comply with any of the foregoing in this Section 4.14 could not have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) As of the date hereof, all Parent Product Software and all other products sold, licensed or leased by Parent or any of its Subsidiaries which are, or are used with, Date-Sensitive Systems or which process Date-Sensitive Data ( the "Parent Other Products"), when used in accordance with their associated specifications and other documentation, are Year 2000 Compliant subject to the express terms and conditions of Parent's documentation attached as Schedule 4.14(b) of the Parent Disclosure Schedules (the "Parent Year 2000 Representations"), except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect. To the best knowledge of Parent, (a) Parent and its Subsidiaries have made reasonable efforts not to make written representations concerning any Parent Product Software or other products of Parent or its Subsidiaries, which are in addition to or inconsistent with the Parent Year 2000 Representations and (b) any such representations which are in addition to or inconsistent with the Parent Year 2000 Representations, will not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.15 Labor Matters. Except as set forth on Schedule 4.15(a) of the Parent Disclosure Schedules, (i) there is no labor strike, dispute, slowdown, stoppage or lock-out pending, or to the knowledge of Parent, threatened against or affecting Parent and during the past two (2) years from the date of this Agreement there has not been any such action, (ii) Parent is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent, (iii) none of the employees of Parent is represented by any labor organization and Parent does not have any knowledge of any union organizing activities among the employees of Parent within the past two (2) years, nor does any question concerning representation exist


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



concerning such employees, (iv) there are no written personnel policies, rules or procedures applicable to employees of Parent, other than those set forth on
Schedule 4.15(a) of the Parent Disclosure Schedules, true and correct copies of which have heretofore been delivered to the Company, (v) to the best knowledge of Parent and the Purchaser, Parent is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws that would cause a Parent Material Adverse Effect, (vi) there is no unfair labor practice charge or written complaint against Parent pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state, local or foreign agency, (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure,
(viii) no charges with respect to or relating to Parent are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) Parent has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Parent and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of Parent, threatened in any forum by or on behalf of any present or former employee of Parent, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         Section 4.16 Compliance with Laws. To the best of its knowledge, Parent and each of its Subsidiaries has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof which affect the business, properties or assets of Parent and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by Parent or any of its Subsidiaries or has been filed, commenced or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries alleging any violation of any of the foregoing. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Parent Material Adverse Effect.

         Section 4.17      Environmental Matters.

         (a) Except as set forth in Schedule 4.17(a) of the Parent Disclosure Schedules, each of Parent and its Subsidiaries is in full compliance with all Environmental Laws, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, except where the failure so to comply would not cause a Parent Material Adverse Effect. Such compliance includes, but is not limited to, the possession by Parent and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All permits and other governmental authorizations currently held by Parent and each of its Subsidiaries pursuant to the Environmental Laws are identified in
Schedule 4.17(a) of the Parent Disclosure Schedules.



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



         (b) Except as set forth in Schedule 4.17(b) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority or citizens group that alleges that Parent or any of its Subsidiaries is not in full compliance with any Environmental Laws. Parent has provided to the Company such information, if any, that is in the possession of or reasonably available to Parent regarding environmental matters pertaining to or the environmental condition of the business of Parent and its Subsidiaries, or the compliance (or noncompliance) by Parent and its Subsidiaries with any Environmental Laws.

         (c) Except as set forth in Schedule 4.17(c) of the Parent Disclosure Schedules, there is no Environmental Claim by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, death, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Parent or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against Parent or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim Parent has retained or assumed either contractually or by operation of law.

         (d) Without in any way limiting the generality of the foregoing, except as set forth in Schedule 4.17(d) of the Parent Disclosure Schedules, to the best knowledge of Parent and the Purchaser, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by Parent or any of its Subsidiaries.

         Section 4.18 Product Liability. Except as described in Schedule 4.18 of the Parent Disclosure Schedules, there are not presently pending, or to the best knowledge of Parent, threatened any criminal, material civil or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, development, programming, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, developed, programmed, distributed, licensed or sold by or on behalf of Parent and its Subsidiaries.

         Section 4.19 Information in Disclosure Documents. None of the information supplied or to be supplied by Parent for the purpose of inclusion or incorporation by reference in (i) the Schedule 14D-9 at the time such document is first published, sent or given to the holders of Shares, and at any time it is amended or supplemented, (ii) the Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act or (iii) the Proxy Statement at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, no misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representations and warranties are made by Parent with respect


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


to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or contained in the Company SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

         Section 4.20 Potential Conflict of Interest. Except as set forth in
Schedule 4.20 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, since February 28, 1998 there have been no transactions, agreements, arrangements or understandings between Parent or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Schedule 4.20 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, no officer of Parent or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of Parent or any of its Subsidiaries; and no officer or director of Parent or any of its Subsidiaries
(i) owns, directly or indirectly, in whole or in part, any Parent Intellectual Property which Parent or any of its Subsidiaries is using or the use of which is necessary for the business of Parent or its Subsidiaries; (ii) has any claim, charge, action or cause of action against Parent or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of Parent or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Parent or any of its Subsidiaries, or, to the best knowledge of Parent and the Purchaser, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) owes any money to Parent or any of its Subsidiaries.

         Section 4.21 Insurance. Parent and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Parent and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 4.22 Suppliers and Customers. Since February 28, 1998, no material licensor, vendor, supplier, licensee or customer of Parent or any of its Subsidiaries has canceled or otherwise modified its relationship with Parent or its Subsidiaries and, to the best knowledge of Parent and the Purchaser, (i) no such person has any intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships in any material respect, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.


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



         Section 4.23      Accounts Receivable; Inventory.

         (a) Subject to any reserves set forth in the consolidated balance sheet of Parent included in Parent's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 as filed with the SEC (the "Parent Balance Sheet"), the accounts receivable shown in the Parent Balance Sheet arose in the ordinary course of business, were not, as of the date of the Parent Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Parent Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of Parent and its Subsidiaries arising after the date of the Parent Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Parent Balance Sheet is believed by Parent as of the date of such Parent Balance Sheet to be sufficient to provide for any losses which may be sustained or failure to realize the accounts receivable shown in the Parent Balance Sheet.

         (b) As of the date of the Parent Balance Sheet, the inventories shown on the Parent Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were manufactured or acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Parent Balance Sheet in accordance with GAAP, applied on a basis consistent with Parent's past practices, and provision has been made or reserves have been established on the Parent Balance Sheet, in each case in an amount believed by Parent as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

         Section 4.24 Title and Condition of Properties. Parent and its Subsidiaries have good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Parent Balance Sheet or acquired after November 30, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since November 30, 1998 in the ordinary course of business, (B) Encumbrances reflected in the Parent Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by Parent or its Subsidiaries are operational, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business.

         Section 4.25 Illegal Payments. To the best knowledge of Parent and the Purchaser, none of Parent or any of its Subsidiaries or any director, officer, employee, or agent of Parent or any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Parent or any of its Subsidiaries, which Parent or any of its Subsidiaries or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any applicable law, including but not limited to the Foreign Corrupt Practices Act.


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         Section 4.26 Financing. In order to finance the Transactions, Parent and the Purchaser have obtained a commitment letter dated April 26, 1999 (the "Commitment Letter") from Bank of America National Trust and Savings Association (the "Bank"), pursuant to which the Bank has committed, subject to the terms and conditions thereof, to provide Purchaser financing in aggregate amount of $150 million (the "Debt Financing"), a true and correct copy of which has been previously provided to the Company. Subject to the terms and conditions of the Commitment Letter (including the conditions to funding) and this Agreement, the Debt Financing is sufficient to consummate the Transactions. Assuming the accuracy of the Company's representations and warranties contained in this Agreement, Parent believes (based upon the facts known to Parent as of the date of this Agreement) that each of the conditions to the completion of the Debt Financing contained in the Commitment Letter will be satisfied on or prior to the initial scheduled expiration date of the Offer.

         Section 4.27 Shares Owned by Parent, Purchaser and Affiliates. Except for 100,000 Shares held by David W. Brandenburg and except for any Shares that could be deemed to be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) by Parent or the Purchaser under the Stockholders' Agreement, to the best knowledge of Parent and the Purchaser, none of Parent, the Purchaser nor any of their respective Affiliates beneficially owns any Shares.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1 Acquisition Proposals. The Company will notify the Purchaser within twenty-four (24) hours if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as defined below) or the making of an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the terms and conditions of any Acquisition Proposals or offers. The Company agrees that it, as of March 15, 1999, ceased and caused to be terminated any activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the Transactions to be effected pursuant to this Agreement.


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



         Section 5.2 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 5.2 of the Company Disclosure Schedules, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Company's Board of Directors pursuant to Section 1.3 hereof (the "Appointment Date"):

         (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners and others having business dealings with it, such that its good will and ongoing business shall be unimpaired at the Effective Time of the Merger;

         (b) The Company will not, directly or indirectly, (i) except upon exercise of the options or other rights to purchase shares of Common Stock pursuant to presently outstanding stock options under the plans described in
Section 2.4 hereof, issue, sell, transfer or pledge or agree to sell, issue, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or By-Laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

         (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options (including any automatic grants of options under the Company Stock Plans), warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than (A) Shares reserved for issuance on the date hereof pursuant to the exercise of options outstanding on the date hereof under the plans described in Section 2.4 hereof and (B) Shares issued under the ESPP if the Offer extends beyond June 30, 1999; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares (other than the cancellation of options outstanding on the date hereof pursuant to Section 2.4 hereof);

         (d) neither the Company nor any of its Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice), or to Persons (as hereinafter defined) providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to any Plan or otherwise;


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



         (e) neither the Company nor any of its Subsidiaries shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other Plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or amend in any material respect any such existing Plan, agreement or arrangement in a manner inconsistent with the foregoing, except that the Company and its Subsidiaries may continue to make quarterly bonus payments to certain key employees consistent with past business practice in an aggregate amount not to exceed $1.8 million;

         (f) the Company shall not modify, amend or terminate any of the Company Agreements, and neither the Company nor any of its Subsidiaries shall waive, release or assign any material rights or claims under any of the Company Agreements, except in the ordinary course of business and consistent with past practice;

         (g) neither the Company nor any of its Subsidiaries will cause any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent;

         (h) neither the Company nor any of its Subsidiaries will (i) incur or assume any long-term debt, or except in the ordinary course of business and in an amount consistent with past practice, incur or assume any short-term indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), any agreement to develop customized software products out of the ordinary course of business;

         (i) neither the Company nor any of its Subsidiaries will change any of the accounting methods used by it unless required by GAAP, make any Tax election or change any Tax election already made or settle any Tax Audit, other than in the ordinary course of business;

         (j) neither the Company nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;


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         (k) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

         (l) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

         (m) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.3       No Solicitation and Fiduciary Out.

         (a) Except as provided in Section 5.3(b) hereof, the Company will not, and will ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders, its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as is reasonably deemed necessary, in the good faith judgment of the Company's Board of Directors after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

         (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated March 12, 1999 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Company's Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and (y) the Company's Board of Directors determines in good faith, only after receipt of written advice from outside legal counsel to the Company, that the failure to provide such


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information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall promptly, and in any event within one (1) business day following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

         (c) Except as set forth herein, neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company's Board of Directors may (subject to the terms of this sentence and the following sentence) enter into an acquisition agreement with respect to a Superior Proposal, in which event the Company may take any of the actions set forth in clauses (i) through (iii) of the immediately preceding sentence; provided, however, that the Company shall not enter into an acquisition agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than the first to occur of (i) 12:00 noon three (3) business days in advance of any date that it intends to enter into such acquisition agreement or
(ii) two (2) business days prior to the expiration of the Offer; and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions contemplated herein on such adjusted terms.






                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Additional Agreements. Subject to the terms and conditions as herein provided, the Company, Parent and the Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and
Article VII hereof, and to consummate and make effective the Merger and the other Transactions contemplated hereby.

         Section 6.2 Notification of Certain Matters. The Company shall give prompt notice to Parent and the Purchaser, and Parent and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence causes


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either (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time that would have a Company Material Adverse Effect or (y) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.3       Access; Confidentiality.

         (a) From the date hereof to the Effective Time, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources (and their counsel or representatives) and other representatives of Parent, full access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (and such other persons) (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct such studies, demonstrations and tests of the Company's Product Software and Other Products as Parent, in its reasonable discretion, shall deem appropriate. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with, and will otherwise abide by, the provisions of the Confidentiality Agreement. No investigation pursuant to this Section 6.3(a) shall affect any representation or warranty made by the Company hereunder.

         (b) Prior to the Closing, the Company and its accountants, counsel, agents and other representatives shall cooperate with Parent and the Purchaser (and such other persons) by providing information about the Company which is necessary for Parent and the Purchaser and its accountants, agents, counsel and other representatives to prepare the Disclosure Documents and to satisfy other reasonable requests with respect to such documents. Notwithstanding the penultimate sentence of Section 6.3(a) above, Parent and the Purchaser may disclose, or cause their representatives to disclose, and at the request of Parent or the Purchaser, the Company shall and shall cause its Subsidiaries to disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the Transactions contemplated by this Agreement in the Disclosure Documents and to prospective financing sources in connection with the Transactions contemplated hereby.


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         Section 6.4       Consents and Approvals.

         (a) Each of Parent, the Purchaser and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause each of its respective Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

         (b) The Company and Parent shall take all reasonable actions necessary to file on the date this Agreement is executed notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

         (c) All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section 6.4 shall be borne by the party incurring the same, except that Parent hereby agrees to pay any applicable filing fee (and limited strictly to such filing fee) related to notification under the HSR Act.

         Section 6.5 Brokers or Finders. The Company represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for U.S. Bancorp Piper Jaffray, Inc. whose fees are set forth in a true, correct and complete copy of the engagement letter attached as
Schedule 6.5 of the Company Disclosure Schedules. Parent represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee from Parent or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for NationsBank Montgomery Securities whose fees are set forth in a true, correct and complete copy of the engagement letter attached as Schedule 6.5 of the Parent Disclosure Schedules. Except as set forth on Schedule 6.5 of the Company Disclosure Schedules, the Company shall indemnify and hold harmless Parent and the Purchaser from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee or any other commission or similar fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its affiliates. Except as


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set forth on Schedule 6.5 of the Parent Disclosure Schedules, Parent and the
Purchaser shall indemnify and hold harmless the Company from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee or any other commission or similar fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Parent or any of its affiliates.

         Section 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market. Information included in Disclosure Documents shall not be deemed to constitute public disclosure for purposes of this Section 6.6.

         Section 6.7       Directors' and Officers' Insurance and
Indemnification.

         (a) For five (5) years after the Effective Time, Parent and the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under the KGCC, the terms of the Company's Articles of Incorporation or By-Laws, as in effect at the date hereof; provided, that in the event any claim or claims are asserted or made within such five (5) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

         (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than five (5) years after the Effective Time; provided, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.7(b) in excess of $250,000; provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.7(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for $250,000.


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



         Section 6.8 Purchaser Compliance. Parent shall cause the Purchaser to comply with all of its obligations under or related to this Agreement.

         Section 6.9 Nasdaq National Market Listing and De-Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market subject to official notice of issuance, prior to the Closing Date. Parent shall use its best efforts to the extent feasible to cause the Shares to continue to be listed on the Nasdaq National Market and registered under the Exchange Act until the Effective Time. Parent shall use its best efforts to cause the Shares to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act as soon as possible following the Effective Time.

         Section 6.10 Agreement of Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may be deemed to be, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (the "Affiliate Agreement") in substantially the form attached hereto as Exhibit B.

         Section 6.11      Reasonable Best Efforts.

         (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Offering Documents, the Registration Statement or Disclosure Documents requested by the Purchaser, (iii) the obtainment by Parent of the Debt Financing and (iv) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

         (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other parties of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party,


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


an appropriate response in compliance with such request. To the extent that transfers of permits or environmental permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its best efforts to effect such transfers.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

         Section 6.12 No Repurchase of Parent Common Stock. Prior to the Merger, Parent will not repurchase any shares of Parent Common Stock.

         Section 6.13 Company Stock Plan Amendments. Prior to or contemporaneously with the closing of the Offer, the Company will amend (i) its 401(k) plan so as to insure that neither Parent nor its Subsidiaries (other than the Company) will become participating employees in such plan and (ii) the Directors Plan to preclude any further grants of options thereunder.


                                   ARTICLE VII

                                   CONDITIONS

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser, or the Company, as the case may be, to the extent permitted by applicable law:

         (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, as required by the KGCC and the NGCL;

         (b) Statutes, Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

         (c) Purchase of Shares in Offer. The Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, 9,158,155 Shares pursuant to the Offer; provided, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

         (d) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC; and

         (e) HSR Approval. The applicable waiting period under the HSR Act shall have expired or early termination shall have been granted with respect to the Offer.

         Section 7.2 Conditions to Obligations by Parent and the Purchaser to Effect the Merger. The obligations of Parent and the Purchaser to consummate the Merger are further subject to fulfillment of the condition that all actions contemplated by Section 2.5 hereof shall have been taken, which condition may be waived by Parent and the Purchaser.


                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval of the Merger:

         (a) By mutual written consent of Parent and the Company; or

         (b) By Parent if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; or

         (c) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

         (d) By Parent if, without any material breach by the Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before three (3) months from date of this Agreement; or

         (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before three (3) months from date of this Agreement; or

         (f) By the Company (i) if there shall be a material breach of any of Parent or the Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within thirty (30) days of the receipt by Parent of written notice thereof from the Company or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(c) hereof with respect to a Superior Proposal which the Company's Board of Directors has determined is more favorable to the stockholders of the Company than the transactions contemplated hereby;


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



provided, however, if termination is pursuant to clause (ii) of this Section 8.1(f), that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment of the Termination Fee (as hereinafter defined), plus any amounts then due as a reimbursement of expenses pursuant to Section 8.2(b) hereof; or

         (g) By Parent, if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex I hereto and (ii) cannot be or has not been cured within thirty (30) days of the receipt by the Company of written notice thereof from Parent; or

         (h) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company's Board of Directors shall withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Company's Board of Directors shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 5.3(b) hereof and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal, which proposal contains a proposal as to price (without regard to whether such proposal specifies a particular price or range of potential prices), for more than twenty (20) business days after the date of receipt of such Acquisition Proposal, (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within twenty (20) business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

         (i) By Parent, as soon as practicable after the expiration of the Offer, if the Bank shall not have extended the Debt Financing to Purchaser in accordance with the Commitment Letter and Parent shall have determined in good faith that it cannot obtain debt financing within thirty-five (35) business days after commencement of the Offer from any other source on terms at least as favorable in the aggregate as the terms set forth in the Commitment Letter; or

         (j) By the Company, at the initial scheduled expiration date of the Offer or any extended expiration date of the Offer, if at such time (i) Parent shall not have obtained the Debt Financing or waived the condition set forth in subparagraph (k) of Annex I hereto and (ii) the Minimum Condition and all other conditions set forth in Annex I (other than those set forth in paragraph (k) thereof) have been satisfied or, to the extent such conditions may be so waived, waived by Parent.

         Section 8.2       Effect of Termination.

         (a) In the event of the termination of this Agreement as provided in
Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in this Section 8.2 and in Sections 6.3(a), 6.5 and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.


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



         (b) If (i) Parent shall have terminated this Agreement pursuant to
Section 8.1(h) hereof, (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(g) hereof and within twelve (12) months following the date of any such termination, an acquisition pursuant to an Acquisition Proposal shall have been consummated or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(ii), then in any such case the Company shall pay in immediately available funds simultaneously with such termination if pursuant to
Section 8.1(f)(ii) hereof and promptly, but in no event later than two (2) business days after the date of such termination if pursuant to Section 8.1(h) hereof or the consummation of the acquisition contemplated by the Acquisition Proposal following a termination pursuant to Section 8.1(g), to Parent a Termination Fee, which fee shall be payable by wire transfer to such account as Parent may designate in writing to the Company.

         (c) Notwithstanding the provisions set forth in Section 8.2(a) and
Section 8.2(b) above, if this Agreement is terminated by Parent pursuant to
Section 8.1(i) hereof or by the Company pursuant to Section 8.1(j) hereof and Parent is not entitled to terminate, withdraw or not consummate the Offer under one or more of the conditions to the Offer set forth in Annex I to this Agreement (other than the condition set forth in subparagraph (k) of Annex I), Parent shall pay the Termination Fee to the Company in immediately available funds. Payment of the Termination Fee shall be made within two (2) business days after Parent's or the Company's termination of this Agreement pursuant to
Section 8.1(i) or Section 8.1(j).

         (d) Notwithstanding the provisions set forth in Sections 8.2(a) and
Section 8.2(b) above, if at least a majority of the issued and outstanding Common Stock on a fully diluted basis has been validly tendered and not withdrawn prior to the expiration of the Offer, and this Agreement is terminated by Parent pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(e) hereof, Parent shall pay the Termination Fee to the Company in immediately available funds if Parent or the Company terminates this Agreement solely as a result of the Minimum Condition not having been satisfied, with payment of the Termination Fee to be made within two (2) business days after Parent's or the Company's termination of this Agreement.

         (e) For purposes of this Agreement, the term "Termination Fee" shall mean an amount equal to $4,975,000, plus an amount, not in excess of $1,000,000, equal to the actual and reasonably documented out-of-pocket expenses incurred by either Parent or Purchaser, on the one hand, or the Company, on the other hand, as the case may be, in connection with the Offer, the Merger, this Agreement, the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Amendment and Modification. Subject to applicable law and
Section 1.3(c) hereof, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, at any time prior to the Effective Time with respect to any of the terms contained herein; provided that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

         Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

         Section 9.3 Expenses. Except as expressly set forth in Section 6.4(c) and 8.2(b) hereof, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Parent or the Purchaser, to:

                  InterVoice, Inc.
                  17811 Waterview Parkway
                  Dallas, Texas 75252
                  Attention: Vice President and Corporate Counsel
                  Telephone No.: 972-454-8694
                  Telecopy No.: 972-454-8120

                  with a copy to:

                  InterVoice Acquisition Subsidiary III, Inc.
                  17811 Waterview Parkway
                  Dallas, Texas 75252
                  Attention: Vice President and Corporate Counsel
                  Telephone No.: 972-454-8694
                  Telecopy No.: 972-454-8120

                           and

                  Sam P. Burford, Jr.
                  Thompson & Knight, P.C.
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas 75201
                  Telephone No.:  (214) 969-1700
                  Telecopy No.:  (214) 969-1751

         (b)      if to the Company, to:

                  Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006
                  Attention: Chief Financial Officer
                  Telephone No.: 407-357-1002
                  Telecopy No.: 407-357-1410

                  with a copy to:

                  Thomas P. Garretson
                  Triplett, Woolf & Garretson, LLC
                  2959 North Rick Road, Suite 300
                  Wichita, Kansas 67226
                  Telephone No.: 316-630-8100
                  Telecopy No.: 316-630-8101

         Section 9.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein):

         (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and

         (b) except as provided in Sections 2.4 and 6.7 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

         Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, if any party assigns its rights under this Agreement, such party shall not be deemed to have been released from its respective obligations set forth herein.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                    INTERVOICE,  INC.


                                    By /s/ Daniel D. Hammond
                                       -----------------------------------------
                                        Name:  Daniel D. Hammond
                                        Title: Chairman of the Board and
                                               Chief Executive Officer



                                    INTERVOICE ACQUISITION SUBSIDIARY,
                                    III, INC.


                                    By /s/ Rob-Roy J. Graham
                                       -----------------------------------------
                                        Name:  Rob-Roy J. Graham
                                        Title: President



                                     BRITE VOICE SYSTEMS, INC.


                                    By /s/ Stanley G. Brannan
                                       -----------------------------------------
                                        Name:  Stanley G. Brannan
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer

                                                                         ANNEX I

         Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (to the extent as permitted by this Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) as of the expiration date of the Offer (A) any applicable waiting period under the HSR Act has not expired or terminated or (B) the Minimum Condition has not been satisfied, or (ii) at any time on or after the date of this Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur:

         (a) there shall be threatened in writing or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their (to the extent it relates to the Offer or Merger) or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries or (to the extent it relates to the Offer or Merger) Parent and its Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, and (to the extent it relates to the Offer or Merger) Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

         (b) there shall be any statute, rule, regulation, judgment, order or injunction (other than a temporary or preliminary injunction that is removed within ten (10) days) enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Governmental Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

         (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market for a period in excess of twenty-four (24) hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a general banking moratorium or any general suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States (which shall not include the United States' participation in the NATO peacekeeping mission in the provinces of the former Yugoslavia (including but not limited to Serbia, Kosovo and Albania)), (iv) any material limitation by any United States governmental authority on the extension of credit generally by banks or other lending institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

         (d) since December 31, 1998, there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any change) that constitutes a Company Material Adverse Effect;

         (e) (i) the Company's Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(c) of this Agreement;

         (f) any of the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer and such inaccuracy individually or in the aggregate would have a Company Material Adverse Effect;

         (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement and such failure individually or in the aggregate would have a Company Material Adverse Effect;

         (h) the Purchaser shall have failed to receive a certificate executed by the President or a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (f) and (g) of this Annex I have not occurred;

         (i) all consents, permits and approvals of Governmental Entities and other persons listed in Schedule 3.4 of the Company Disclosure Schedules and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries;

         (j) this Agreement shall have been terminated in accordance with its terms; and

         (k) Parent and/or the Purchaser shall not have received the Debt Financing for the Transactions contemplated by the Commitment Letter from the Bank, and Parent shall have determined in good faith that it cannot obtain debt financing from any other source within thirty-five

(35) business days after commencement of the Offer on terms at least as favorable in the aggregate as the terms set forth in the Commitment Letter.

         The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such conditions (including any action or inaction by Parent or the Purchaser) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, except as otherwise provided by this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       EXHIBIT A

                        FORM OF STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of April 27, 1999, is made by and among InterVoice, Inc., a Texas corporation ("Parent"), InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (the "Purchaser") and Stanley G. Brannan, Sue Brannan, Alan C. Maltz (on his own behalf, as well as on behalf of his minor children for whom Mr. Maltz acts as custodian for 80,000 shares of Common Stock (as hereinafter defined) beneficially owned by his minor children), Scott A. Maltz, Glenn A. Etherington, Leon A. Ferber, Ray S. Naeini, Donald R. Walsh and John F. Kelsey, III (collectively, the "Stockholders").

         WHEREAS, the Stockholders are, as of the date hereof, the record and beneficial owners of approximately 3,090,541 shares (as may be adjusted from time to time pursuant to Section 6 hereof, the "Shares") of common stock, no par value (the "Common Stock") of Brite Voice Systems, Inc., a Kansas corporation (the "Company");

         WHEREAS, certain of the Stockholders also own options to purchase shares of Common Stock (the "Stock Options") pursuant to various stock option plans maintained by the Company;

         WHEREAS, Parent, the Purchaser and the Company concurrently herewith are entering into an Acquisition Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") for up to 9,158,155 shares of Common Stock and for the subsequent merger (the "Merger") of the Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, as a condition to the willingness of Parent and the Purchaser to enter into the Merger Agreement, and in order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent and the Purchaser of the Merger Agreement, the foregoing preamble and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and the Purchaser as follows:

         (a) Such Stockholder is the record and beneficial owner of that number of shares of Common Stock set forth below opposite such Stockholder's name:

                                                     Shares
                            Name                 of Common Stock
                            ----                 ---------------
                    Stanley G. Brannan              1,141,962
                                                 ---------------
                    Sue Brannan                        25,000
                                                 ---------------
                    Alan C. Maltz                   1,225,106
                                                 ---------------
                    Alan C. Maltz, as custodian        80,000
                                                 ---------------
                    Scott A. Maltz                    472,621
                                                 ---------------
                    Glenn A. Etherington               25,321
                                                 ---------------
                    Leon A. Ferber                    115,000
                                                 ---------------
                    Ray S. Naeini                           0
                                                 ---------------
                    Donald R. Walsh                     3,698
                                                 ---------------
                    John F. Kelsey, III                 1,833
                                                 ---------------

         (b) Such Stockholder holds Stock Options covering that number of shares of Common Stock set forth below opposite such Stockholder's name:

                                                    Share of Common Stock
                           Name                    Covered by Stock Options
                           ----                    ------------------------
                    Stanley G. Brannan                      4,500
                                                   ------------------------
                    Sue Brannan                                 0
                                                   ------------------------
                    Alan C. Maltz                           4,500
                                                   ------------------------
                    Alan C. Maltz, as custodian                 0
                                                   ------------------------
                    Scott A. Maltz                              0
                                                   ------------------------
                    Glenn A. Etherington                  139,000
                                                   ------------------------
                    Leon A. Ferber                         50,000
                                                   ------------------------
                    Ray S. Naeini                         140,000
                                                   ------------------------
                    Donald R. Walsh                       142,750
                                                   ------------------------
                    John F. Kelsey, III                    23,500
                                                   ------------------------

         (c) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken any necessary action to authorize the execution, delivery and performance of this Agreement.

         (d) This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         (e) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which those Shares or Stock Options owned by such Stockholder are subject. Consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or those Shares or Stock Options owned by such Stockholder, except for any necessary filing under Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or state takeover laws.

         (f) The certificates representing those Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

         SECTION 2. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

         (a) Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Nevada, respectively, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (b) This Agreement has been duly authorized, executed and delivered by each of Parent and the Purchaser and constitutes the legal, valid and binding obligation of each of Parent and the Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         (c) Neither the execution and delivery of this Agreement nor the consummation by each of Parent and the Purchaser of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or the Purchaser is a party or bound. The consummation by each of Parent and the Purchaser of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to either Parent or the Purchaser, except for any necessary filing under the HSR Act or state takeover laws.

         SECTION 3. Purchase and Sale of the Shares. Each Stockholder hereby agrees, severally but not jointly, that he or she shall tender the Shares into the Offer promptly, and in any event no later than the third (3RD) business day following the commencement of the Offer, and that the Stockholders shall not withdraw any Shares so tendered. The Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to Thirteen and 40/100s Dollars ($13.40) (the "Offer Price") or any higher price that may be paid in the Offer; provided, however, that the Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex I thereto.

         SECTION 4. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, each Stockholder agrees, severally but not jointly, not to: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or the Stock Options; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of those Shares or Stock Options owned by such Stockholder or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to those Shares owned by such Stockholder or grant any power of attorney or other authorization or consent in or with respect to those Stock Options owned by such Stockholder; (iv) deposit those Shares owned by such Stockholder into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

         SECTION 5.  Grant of Irrevocable Proxy; Appointment of Proxy.

         (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and any nominee thereof, as such Stockholder's respective proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote those Shares owned by such Stockholder, or grant a consent or approval in respect of such Shares, in connection with any meeting of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company.

         (b) Each Stockholder represents, severally but not jointly, that any proxies, if any, heretofore given in respect of those Shares owned by such Stockholder are not irrevocable, and that such proxies are hereby revoked.

         (c) Each Stockholder hereby affirms, severally but not jointly, that such Stockholder's irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms, severally but not jointly, that such Stockholder's irrevocable proxy is coupled with an interest and, except as set forth in Section 9 hereof, is intended to be irrevocable in accordance with the provisions of Section 17-6502 of the Kansas General Corporation Code (the "KGCC").

         SECTION 6. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by the Stockholders, the number of Shares and the number of shares of Common Stock covered by the Stock Options shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by the Stockholders.

         SECTION 7. Stock Option Cash-Out. Subject to the completion of the Merger, each Stockholder that holds Stock Options as of the date hereof hereby agrees, severally but not jointly, that he or she shall, in accordance with
Section 2.4 of the Merger Agreement, surrender such Stock Options to the Company for cancellation prior to the Effective Time (as defined in the Merger Agreement). Subject to the conditions set forth in the immediately preceding sentence and within ten (10) days after the Effective Time of the Merger, the Company will pay the respective holders of those Stock Options that are "in the money" an amount, in cash, equal to product of (i) the difference between the Offer Price and the respective per share exercise prices of such Stock Options, multiplied by (ii) the number of shares of Common Stock covered by the respective Stock Options.

         SECTION 8.  Certain Other Agreements.

         (a) Except as provided in this Section 8 hereof, each Stockholder will not, and will ensure that such Stockholder's, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (as defined in the Merger Agreement) (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 8 or any other provision hereof shall prohibit Stockholders, on behalf of the Company or the Company's Board of Directors, from
(i) taking and disclosing to the Company's stockholders, its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as is reasonably deemed necessary, in the good faith judgment of the Company's Board of Directors after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

         (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, each Stockholder may furnish information concerning the Company's business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to such Stockholder and the Company than those contained in the Confidentiality Agreement, dated March 12, 1999 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Company's Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and (y) the Company's Board of Directors determines in good faith, only after receipt of written advice from outside legal counsel to the Company, that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). Each Stockholder shall promptly, and in any event within one (1) business day following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. Each Stockholder shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

         (c) Except as set forth herein, no Stockholder shall (i) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, each Stockholder may (subject to the terms of this sentence and the following sentence) enter into an acquisition agreement with respect to a Superior Proposal, in which event each Stockholder may take any of the actions set forth in clauses (i) through (ii) of the immediately preceding sentence; provided, however, that no Stockholder shall enter into an acquisition agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than the first to occur of (i) 12:00 noon three (3) business days in advance of any date that it intends to enter into such acquisition agreement or (ii) two (2) business days prior to the expiration of the Offer; and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Stockholder to proceed with the Transactions contemplated herein on such adjusted terms.

         SECTION 9. Further Assurances. Each Stockholder shall, upon request of Parent or the Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or the Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote those Shares owned by such Stockholder as contemplated by Section 5 hereof.

         SECTION 10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time (as defined in the Merger Agreement), or (c) written notice by Parent that Parent, in its sole discretion determines to terminate this Agreement; provided, however, that Section 11 hereof shall survive any termination of this Agreement.

         SECTION 11. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

         SECTION 12. Public Announcements. The initial press release with respect to the execution of this Agreement and the Merger Agreement shall be a joint press release acceptable to Parent, the Purchaser and the Stockholders. Thereafter, so long as this Agreement is in effect, neither the Parent, Purchaser, nor the Stockholders, nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger Agreement, this Agreement or the other Transactions (as defined in the Merger Agreement) without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market. Stockholders hereby designate the Company to represent them in connection with any press releases and announcements.

         SECTION 13.  Miscellaneous.

         (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement.

         (b) All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

              (A) if to Stanley G. Brannan, to:

                  c/o Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006
                  Facsimile: 407-357-1410
                  Telephone: 407-357-1002

              (B) if to Sue Brannan, to:

                  c/o Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006

                  Facsimile: 407-357-1410
                  Telephone: 407-357-1002


              (C) if to Alan C. Maltz, Individually or as Custodian, to:

                  29 Chelsea Drive
                  Livingston, New Jersey 07039
                  Facsimile: 973-994-6665
                  Telephone: 973-994-2468

              (D) if to Scott A. Maltz, to:

                  30 Blackhawk Lane
                  Burlingame, California 94010
                  Facsimile: _______________
                  Telephone: 415-344-4810

              (E) if to Glenn A. Etherington, to:

                  c/o Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006
                  Facsimile: 407-357-1410
                  Telephone: 407-357-1002

              (F) if to Leon A. Ferber, to:

                  c/o Brite Voice Systems, Inc.
                  40 Shawmut Road
                  Canton, Massachusetts 02021-1409
                  Facsimile: 781-828-7886
                  Telephone: 781-401-1525

              (G) if to Ray S. Naeini, to:

                  c/o Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006
                  Facsimile: 407-357-1410
                  Telephone: 407-357-1002

              (H) if to Donald R. Walsh, to:

                  c/o Brite Voice Systems, Inc.
                  250 International Parkway, Suite 300
                  Heathrow, Florida 32746-5006
                  Facsimile: 407-357-1410
                  Telephone: 407-357-1002

              (I) if to John F. Kelsey, III, to:

                  c/o The Kelsey Group
                  600 Executive Drive
                  Princeton, New Jersey 08540
                  Facsimile: 609-921-2112
                  Telephone: 609-921-7200

              and

              (J) if to Parent or the Purchaser, to:

                  17811 Waterview Parkway
                  Dallas, Texas 75252
                  Facsimile:  972-454-8781
                  Telephone: 972-454-8694
                  Attention: Vice President and Corporate Counsel


              with a copy to:

                  Thompson & Knight, P.C.
                  1700 Pacific Avenue
                  Suite 3300
                  Dallas, Texas  75201
                  Facsimile:  (214) 969-1751
                  Telephone:  (214) 969-1700
                  Attention:  Sam P. Burford, Jr.

         (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

         (e) This Agreement (including the Merger Agreement and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

         (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

         (g) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (h) If any term, provision, covenant, restriction or part of the Agreement herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (either generally or with respect to certain of the Shares) or against its regulatory policy, the remainder of the terms, provisions, covenants, restrictions and parts of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, invalidated or removed.

         (i) Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Dallas, Texas. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in Dallas, Texas and to service of process upon it in the manner set forth in Section 12(b) hereof.

         (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        INTERVOICE, INC.



                                        By /s/
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                        INTERVOICE ACQUISITION SUBSIDIARY III,
                                        INC.



                                        By /s/
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------

                                        STOCKHOLDERS


                                        /s/
                                        ----------------------------------------
                                        Stanley G. Brannan


                                        /s/
                                        ----------------------------------------
                                        Sue Brannan


                                        /s/
                                        ----------------------------------------
                                        Alan C. Maltz (on his own behalf and on
                                           behalf of his minor children with
                                           respect to those Shares for which he
                                           acts as custodian)


                                        /s/
                                        ----------------------------------------
                                        Scott A. Maltz

                                        /s/
                                        ----------------------------------------
                                        Glenn A. Etherington


                                        /s/
                                        ----------------------------------------
                                        Leon A. Ferber


                                        /s/
                                        ----------------------------------------
                                        Ray S. Naeini


                                        /s/
                                        ----------------------------------------
                                        Donald R. Walsh


                                        /s/
                                        ----------------------------------------
                                        John F. Kelsey, III

                                                                       EXHIBIT B


                           FORM OF AFFILIATE AGREEMENT

                                                                          , 1999
                                                               -----------
InterVoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

Ladies and Gentlemen:

         Reference is made to the provisions of the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999 (together with any amendments thereto, the "Merger Agreement"), among Brite Voice Systems, Inc., a Kansas corporation ("Company"), InterVoice, Inc., a Texas corporation ("Parent") and InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation, and a wholly owned subsidiary of Parent ("Purchaser"), pursuant to which, among other things, Purchaser will be merged with and into Company, with Company continuing as the surviving corporation (the "Merger"). This agreement constitutes the undertakings of the undersigned contemplated by Section 6.10 of the Merger Agreement.

         I understand that I may be deemed to be an "affiliate" of Company as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and that the transferability of the shares of common stock, no par value per share, of Parent (the "Parent Common Stock"), together with associated preferred stock purchase rights, which I may receive upon the consummation of the Merger in exchange for my shares of common stock, no par value per share, of Company (the "Shares") may be restricted. Nothing herein shall be construed as an admission that I am an affiliate.

         I hereby represent, warrant and covenant to Parent that:

                  (a) I have the full power to execute and deliver this agreement and to make the representations and warranties herein and to perform the obligations hereunder;

                  (b) I will not sell, transfer or otherwise dispose of any of the shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

                  (c) I will not exercise appraisal rights in connection with the Merger.

         Parent agrees to cause either or both of the conditions set forth in Rule 144(c) under the Securities Act to be satisfied at all times during the period prior to the second anniversary of the Effective Time (as defined in the Merger Agreement).

         I hereby acknowledge that except as otherwise provided in the Merger Agreement or in the previous paragraph, Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

         I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock that I receive upon consummation of the Merger and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

                  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption from registration. Reference is made to that certain agreement dated _______, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer.

         Parent agrees to release such stop transfer instructions and to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock free of charge to the holder thereof promptly after the restrictions on transferability of the shares of Parent Common Stock imposed by Rule 145 are no longer applicable or Parent breaches its obligations set forth in the first sentence of the fourth paragraph of this agreement, and after I surrender such certificates to the transfer agent with a request for such removal.

         This agreement shall be binding on successors to Parent and on my heirs, executors and estate.

         I hereby acknowledge that the receipt of this agreement by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and this agreement shall be governed by the laws of the State of Texas.

                                        Very truly yours,

AGREED:

INTERVOICE, INC.

By:
   ------------------------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------